                                CREDIT AGREEMENT

                                   dated as of

                                November 26, 2001

                                      among

                        CASTLE EXPLORATION COMPANY, INC.,
                                  as Borrower,

                           CASTLE ENERGY CORPORATION,
                                   as Parent,

                                       and

                      BANK OF TEXAS, NATIONAL ASSOCIATION,
                                     as Bank


                                 $40,000,000.00

                                TABLE OF CONTENTS

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ARTICLE I  TERMS DEFINED.............................................................................................1

         Section 1.1.   Definitions..................................................................................1
         Section 1.2.   Accounting Terms and Determinations.........................................................20
         Section 1.3.   Miscellaneous...............................................................................20

ARTICLE II  THE CREDIT..............................................................................................20

         Section 2.1.   Commitment..................................................................................20
         Section 2.2.   Method of Borrowing.........................................................................21
         Section 2.3.   Letters of Credit...........................................................................22
         Section 2.4.   Notes.......................................................................................25
         Section 2.5.   Interest Rates; Payments....................................................................25
         Section 2.6.   Mandatory Repayments........................................................................27
         Section 2.7.   Mandatory Prepayment Resulting from Borrowing Base Deficiency...............................27
         Section 2.8.   Voluntary Prepayments.......................................................................28
         Section 2.9.   Mandatory Termination of Commitments; Termination
                        Date and Maturity...........................................................................28
         Section 2.10.  Voluntary Reduction of Total Commitment.....................................................28
         Section 2.11.  Application of Payments.....................................................................29
         Section 2.12.  Commitment Fee..............................................................................29
         Section 2.13.  Letter of Credit Fee........................................................................29
         Section 2.14.  Origination Fee.............................................................................29
         Section 2.15.  Increase Fees...............................................................................29
         Section 2.16.  Engineering Fees............................................................................29
         Section 2.17.  Other Fees..................................................................................29

ARTICLE III  GENERAL PROVISIONS.....................................................................................30

         Section 3.1.   Delivery and Endorsement of Notes...........................................................30
         Section 3.2.   General Provisions as to Payments...........................................................30
         Section 3.3.   Funding Losses..............................................................................31
         Section 3.4.   Foreign Lenders, Participants, and Assignees................................................31
         Section 3.5.   Non-Receipt of Funds by Administrative Agent................................................32

ARTICLE IV  BORROWING BASE..........................................................................................32

         Section 4.1.   Reserve Reports; Proposed Borrowing Base....................................................32
         Section 4.2.   Periodic Determinations of the Borrowing Base;
                           Procedures and Standards.................................................................32
         Section 4.3.   Special Determinations of the Borrowing Base................................................33

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         Section 4.4.   Initial Determination.......................................................................33
         Section 4.5.   Borrowing Base Deficiency...................................................................34
         Section 4.6.   Monthly Commitment Reductions...............................................................34

ARTICLE V  COLLATERAL...............................................................................................34

         Section 5.1.   Security....................................................................................34
         Section 5.2.   Title Opinions..............................................................................35
         Section 5.3.   Guaranties..................................................................................35
         Section 5.4.   Lockbox.....................................................................................35

ARTICLE VI  CONDITIONS TO BORROWINGS................................................................................36

         Section 6.1.   Conditions to Initial Borrowing and Letter of Credit Exposure...............................36
         Section 6.2.   Conditions to each Borrowing and each Letter of Credit......................................39
         Section 6.3.   Conditions to Borrowing after the Loan is Secured...........................................40
         Section 6.4.   Materiality of Conditions...................................................................40

ARTICLE VII  REPRESENTATIONS AND WARRANTIES.........................................................................41

         Section 7.1.   Existence and Power.........................................................................41
         Section 7.2.   Authorization; Contravention................................................................41
         Section 7.3.   Binding Effect..............................................................................42
         Section 7.4.   Financial Information.......................................................................42
         Section 7.5.   Litigation..................................................................................42
         Section 7.6.   ERISA.......................................................................................42
         Section 7.7.   Taxes and Filing of Tax Returns.............................................................42
         Section 7.8.   Title to Properties; Liens..................................................................43
         Section 7.9.   Mineral Interests...........................................................................43
         Section 7.10.  Business; Compliance........................................................................44
         Section 7.11.  Licenses, Permits, Etc......................................................................44
         Section 7.12.  Compliance with Law.........................................................................44
         Section 7.13.  Ownership Interests.........................................................................44
         Section 7.14.  Full Disclosure.............................................................................44
         Section 7.15.  Organizational Structure; Nature of Business................................................45
         Section 7.16.  Environmental Matters.......................................................................45
         Section 7.17.  Burdensome Obligations......................................................................46
         Section 7.18.  Government Regulations......................................................................46
         Section 7.19.  Fiscal Year.................................................................................46
         Section 7.20.  No Default..................................................................................46
         Section 7.21.  Insider.....................................................................................46
         Section 7.22.  Gas Balancing Agreements and Advance Payment Contracts......................................46


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                                                          ii

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ARTICLE VIII  AFFIRMATIVE COVENANTS.................................................................................46

         Section 8.1.   Business of Credit Parties..................................................................46
         Section 8.2.   Maintenance of Existence....................................................................47
         Section 8.3.   Right of Inspection.........................................................................47
         Section 8.4.   Maintenance of Insurance....................................................................47
         Section 8.5.   Payment of Taxes and Claims.................................................................47
         Section 8.6.   Compliance with Laws and Documents..........................................................48
         Section 8.7.   Operation of Properties and Equipment.......................................................48
         Section 8.8.   Further Assurances..........................................................................48
         Section 8.9.   Environmental Law Compliance and Indemnity..................................................49
         Section 8.10.  Title Data..................................................................................49
         Section 8.11.  Deposit Accounts............................................................................49
         Section 8.12.  Hedge Transactions..........................................................................50

ARTICLE IX  NEGATIVE COVENANTS......................................................................................50

         Section 9.1.   Incurrence of Debt..........................................................................50
         Section 9.2.   Restricted Payments.........................................................................50
         Section 9.3.   Negative Pledge.............................................................................50
         Section 9.4.   Consolidations and Mergers..................................................................50
         Section 9.5.   Asset Dispositions..........................................................................50
         Section 9.6.   Amendments to Material Documents............................................................51
         Section 9.7.   Use of Proceeds.............................................................................51
         Section 9.8.   Investments.................................................................................51
         Section 9.9.   Transactions with Affiliates................................................................51
         Section 9.10.  ERISA.  ....................................................................................51
         Section 9.11.  Hedge Transactions..........................................................................52
         Section 9.12.  Operating Leases............................................................................52
         Section 9.13.  Speculative Hedge Transactions..............................................................52
         Section 9.14.  Fiscal Year.................................................................................52
         Section 9.15.  Change in Business..........................................................................52
         Section 9.16.  Acquisition.................................................................................52
         Section 9.17.  Gas Balancing Agreements....................................................................53

ARTICLE X  FINANCIAL COVENANTS AND REPORTING REQUIREMENTS...........................................................53

         Section 10.1   Financial Covenants.........................................................................53
         Section 10.2   Reporting Requirements......................................................................53
         Section 10.3.  ERISA Reporting Requirements................................................................56

ARTICLE XI  DEFAULTS................................................................................................58

         Section 11.1.  Events of Default...........................................................................58
         Section 11.2.  Notice and Cure.............................................................................59

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                                                         iii

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ARTICLE XII  AGENTS.................................................................................................60

         Section 12.1.     Appointment and Authorization............................................................60
         Section 12.2.     Agents and Affiliates....................................................................60
         Section 12.3.     Action by Agents.........................................................................60
         Section 12.4.     Consultation with Experts................................................................61
         Section 12.5.     Liability of Agents......................................................................61
         Section 12.6.     Delegation of Duties.....................................................................61
         Section 12.7.     Indemnification..........................................................................61
         Section 12.8.     Credit Decision..........................................................................61
         Section 12.9.     Successor Agents.........................................................................62

ARTICLE XIII  PROTECTION OF YIELD; CHANGE IN LAWS...................................................................62

         Section 13.1.     Basis for Determining Interest Rate Inadequate...........................................62
         Section 13.2.     Illegality of Eurodollar Tranches........................................................63
         Section 13.3.     Increased Cost of Eurodollar Tranche.....................................................63
         Section 13.4.     Base Rate Tranche Substituted for Affected Eurodollar Tranche............................64
         Section 13.5.     Capital Adequacy.........................................................................64
         Section 13.6.     Taxes....................................................................................66
         Section 13.7.     Discretion of Banks as to Manner of Funding..............................................66

ARTICLE XIV  MISCELLANEOUS..........................................................................................66

         Section 14.1.     Notices..................................................................................66
         Section 14.2.     Waivers and Amendments; Acknowledgments..................................................67
         Section 14.3.     Expenses; Documentary Taxes; Indemnification.............................................68
         Section 14.4.     Right and Sharing of Set-Offs............................................................69
         Section 14.5.     Survival.................................................................................69
         Section 14.6.     Limitation on Interest...................................................................70
         Section 14.7.     Invalid Provisions.......................................................................71
         Section 14.8.     Waiver of Consumer Credit Laws...........................................................71
         Section 14.9.     Successors and Assigns...................................................................71
         Section 14.10.    TEXAS LAW................................................................................72
         Section 14.11     Consent to Jurisdiction; Waiver of Immunities............................................73
         Section 14.12.    Counterparts; Effectiveness..............................................................73
         Section 14.13.    No Third Party Beneficiaries.............................................................73
         Section 14.14.    COMPLETE AGREEMENT.......................................................................73
         Section 14.15.    WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC..............................................74
         Section 14.16.    Fees and Expenses........................................................................74
         Section 14.17.    Notice of Final Agreement................................................................74

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                                                          iv

                                    EXHIBITS


Exhibit A         Form of Note
Exhibit B         Form of Certificate of Ownership Interests
Exhibit C         Form of Request for Borrowing
Exhibit D         Form of Rollover Notice
Exhibit E         Form of Compliance Certificate
Exhibit F         Form of Assignment and Assumption Agreement


                                    SCHEDULES

Schedule 1        Financial Institutions
Schedule 2        Litigation
Schedule 3        Organizational Structure

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is entered into effective as of the 26th day of November, 2001, among CASTLE EXPLORATION COMPANY, INC., a Pennsylvania corporation ("Borrower"), CASTLE ENERGY CORPORATION, a Delaware corporation ("Parent"), BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent ("Administrative Agent"), and BANK OF TEXAS, NATIONAL ASSOCIATION and any other financial institutions listed on
Schedule 1 hereto as Banks (individually a "Bank" and collectively "Banks").

                                 R E C I T A L S

         A. Parent and Borrower have requested that Bank of Texas provide Borrower with a revolving credit facility and Bank of Texas is willing to provide such a credit facility upon the terms and subject to the conditions set forth herein.

         B. Initially, Bank of Texas will be the sole Bank and lender under this Agreement. However, in the event that any other Banks are hereafter a party to this Agreement, pursuant to Article XII of this Agreement, Bank of Texas, National Association has been appointed Administrative Agent for Banks hereunder.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent, Borrower, Administrative Agent, and Banks hereby agree as follows:

                                    ARTICLE I

                                  TERMS DEFINED

         Section 1.1. Definitions. The following terms, as used herein, have the meanings assigned below:

         "Adjusted Base Rate" means, on any day, the sum of (a) the Base Rate in effect on such day, less (b) the Applicable Margin. Each change in the Adjusted Base Rate shall become effective automatically and without notice to Borrower or any Bank upon the effective date of each change in the Federal Funds Rate or the Base Rate, as the case may be.

         "Adjusted LIBOR Rate" applicable to any Interest Period, means a rate per annum equal to (a) the quotient obtained (rounded upwards, if necessary, to the next higher 1/16 of 1%) by dividing (i) the applicable LIBOR Rate by (ii)
1.00 minus the Eurodollar Reserve Percentage, plus (b) the LIBOR Spread.

         "Administrative Agent" means BANK OF TEXAS, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for Banks hereunder or any successor thereto.

         "Advance Payment Contract" means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any Credit Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

         "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

         "Agent" means Administrative Agent, Sole Lead Arranger, or Book Runner; and "Agents" means Administrative Agent, Sole Lead Arranger, and Book Runner, collectively.

         "Agreement" means this Credit Agreement, including the Schedules and Exhibits hereto, as amended or supplemented from time to time.

         "Aggregate Note Amounts" means the aggregate face amount of all Notes, which shall initially be $40,000,000.00.

         "Appeal L/C" means a Letter of Credit in an amount not to exceed $3,100,000.00, to be issued by Bank of Texas for the account of Castle Texas Production Limited Partnership, and for the benefit of Western Surety Company, as security for an appeal bond to be posted for the appeal of the case styled:
"The Long Trusts v. Castle Texas Production Limited Partnership, et al," Case No. 96- 123 in the District Court of Rusk County, Texas, 4th Judicial District.

         "Applicable Margin" means, on any date, with respect to each Base Rate Tranche, (i) so long as no Triggering Event has occurred, the Applicable Margin shall be zero percent (0.0%); and (ii) after a Triggering Event, and after satisfaction of the conditions set forth in Section 6.3 below, the Applicable Margin shall be an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

=======================================================================
          Ratio of Outstanding                Applicable Margin for
        Credit to Borrowing Base                Base Rate Tranches
-----------------------------------------------------------------------
               < .50 to 1                        To be determined
-----------------------------------------------------------------------
        >= 0.50 to 1 <= 0.75 to 1                To be determined
-----------------------------------------------------------------------
              > 0.75 to 1                        To be determined
=======================================================================

         "Assignee" has the meaning given such term in Section 14.9(c).

         "Assignment and Assumption Agreement" has the meaning given such term in Section 14.9(c).

         "Authorized Officer" means, as to any Person, any of its Chairman, Vice-Chairman, President, Executive Vice President, Senior Vice President, or Vice President, duly authorized to act on behalf of such Person.

         "Availability" means, at any time, (a) the Borrowing Base in effect at such time, minus (b) the Outstanding Credit at such time.

         "Bank" means any financial institution listed on Schedule 1 as having a Commitment, and its successors and assigns, and "Banks" shall mean all Banks.

         "Bank of Texas" means BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, in its capacity as a Bank.

         "Base Rate" means, for any day, the floating rate of interest determined by Administrative Agent as the greater of (i) the rate of interest per annum then most recently published by The Wall Street Journal as the "prime rate" on corporate loans for large U.S. commercial banks, as published in the Money Rates section of The Wall Street Journal, or (ii) the sum of the Federal Funds Rate, plus one half of one percent (0.5 %), each change in the Base Rate to become effective without notice to Borrower on the effective date of each such change.

         "Base Rate Borrowing" means any Borrowing which will constitute a Base Rate Tranche.

         "Base Rate Tranche" means the portion of the principal of the Loan bearing interest with reference to the Adjusted Base Rate.

         "Book Runner" means BANK OF TEXAS, NATIONAL ASSOCIATION, in its capacity as book runner for the credit facility hereunder or any successor thereto, in the event that the Loan is hereafter syndicated.

         "Borrower" means CASTLE EXPLORATION COMPANY, INC., a Delaware corporation.

         "Borrowing" means any disbursement to Borrower under, or to satisfy the obligations of any Credit Party under, any of the Loan Documents.

         "Borrowing Base" means the Borrowing Base as determined in accordance with Section 4.2 hereof and refers to the designated loan value (as calculated by Banks in their sole discretion) assigned to the discounted present value of future net income accruing to the Mineral Interests based upon Banks' in-house evaluation. Banks' determination of the Borrowing Base will use such methodology, assumptions, and discount rates customarily used by Banks with respect to credits of a similar size and nature in assigning collateral value to oil and gas properties and will be based upon such other credit factors or financial information available to Banks at the time of each determination, including, without limitation, Borrower's assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership.

         "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which (a) the Outstanding Credit on such date, exceeds (b) the Borrowing Base in effect on such date; provided, that, for purposes of computing the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent funds have been deposited with Administrative Agent to secure such Letter of Credit Exposure pursuant to
Section 2.3.

         "Borrowing Base Properties" means all Mineral Interests evaluated by Banks for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the Closing Date consist of the Mineral Interests described in the Reserve Report.

         "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy the obligations of any Credit Party.

         "Capital Lease" means, for any Person as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

         "Change of Control" means the occurrence of any of the following whether voluntarily or involuntary, including by operation of law: (a) Borrower or any other Credit Party (other than Parent) shall cease to be a wholly-owned Subsidiary of Parent, or (b) Joe Castle shall cease to own at least 15% of the issued and outstanding voting shares in Parent.

         "Closing Date" means November 26, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

         "Commitment" means, with respect to any Bank, the commitment of such Bank to lend its Commitment Percentage of the Total Commitment to Borrower pursuant to Section 2.1 hereof, as such Commitment may be terminated and/or reduced from time to time in accordance with the provisions hereof. On the Closing Date, the amount of each Bank's Commitment is the amount set forth opposite such Bank's name on Schedule 1; provided, that, after giving effect to any Assignment and Assumption Agreement, the Commitment of each Bank shall be the amount set forth in the amended Schedule 1 prepared by Administrative Agent and circulated to Borrower and Banks pursuant to Section 14.9(c) hereof.

         "Commitment Fee Percentage" means four-tenths of one percent (0.4%) per annum (calculated on the basis of actual days elapsed and as if each calendar year consisted of 360 days).

         "Commitment Percentage" means, with respect to any Bank at any time, the Commitment Percentage for such Bank set forth on Schedule 1 (as the same may be amended and reflected in an amended Schedule 1 prepared and circulated by Administrative Agent to Borrower and Banks pursuant to Section 14.9(c) hereof).

         "Consolidated Current Assets" means, at any time, the current assets of Parent and its Consolidated Subsidiaries at such time determined in accordance with GAAP.

         "Consolidated Current Liabilities" means, at any time, the current liabilities of Parent and its Consolidated Subsidiaries at such time, determined in accordance with GAAP.

         "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus each of the following determined for Parent and its Consolidated Subsidiaries on a consolidated basis for such period in accordance with GAAP: (a) any provision for (or less any benefit from) income or franchise Taxes included in determining Consolidated Net Income; (b) Consolidated Net Interest Expense deducted in determining Consolidated Net Income; (c) depreciation, depletion, and amortization expense deducted in determining Consolidated Net Income; (d) other noncash charges deducted in determining Consolidated Net Income to the extent not already included in clauses (b) and
(c) of this definition; and (e) costs and expenses associated with seismic, geological, and geophysical services performed in connection with, and attributable to, oil and gas exploration, to the extent deducted in determining Consolidated Net Income.

         "Consolidated Net Income" means, as of any period, the net income (or loss) of Parent and its Consolidated Subsidiaries for such period determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than its Consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its Consolidated Subsidiaries in a cash distribution; (b) any after-tax gains attributable to asset dispositions; (c) to the extent not included in clauses
(a) and (b) above, any after-tax (i) extraordinary gains (net of extraordinary losses), or (ii) non-cash nonrecurring gains; and (d) non-cash or nonrecurring charges.

         "Consolidated Net Interest Expense" means, for any period, the remainder of the following for Parent and its Consolidated Subsidiaries for such period, calculated in accordance with GAAP: (a) interest expense, minus (b) interest income.

         "Consolidated Subsidiaries" means, for any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.

         "Consolidated Tangible Net Worth" means the consolidated net worth of Parent and its Consolidated Subsidiaries, excluding intangible assets, determined in accordance with GAAP.

         "Credit Parties" means, collectively, Parent, Borrower, and any Subsidiary of Parent, but excluding the Excluded Subsidiaries, and "Credit Party" means any one of the foregoing.

         "Current Financials" means (a) the most recent annual audited consolidated balance sheet of Parent and its Consolidated Subsidiaries, including Borrower, and the related consolidated statements of operations and cash flow delivered to Banks hereunder, and (b) the most recent quarterly unaudited consolidated balance sheet of Parent and its Consolidated Subsidiaries and the related consolidated statements of operations and cash flow delivered to Banks hereunder. Until superseded by the delivery by Borrower to Banks of more recent financial statements pursuant to Section 10.2, "Current Financials" shall mean, collectively, (a) the annual audited consolidated balance sheets of Parent and its Consolidated Subsidiaries as of September 30, 2000, and the related statements of operations and cash flow for the Fiscal Year then ended, reported on by KPMG, and (b) the quarterly unaudited consolidated balance sheets of Parent and its Consolidated Subsidiaries as of June 30, 2001, and the related consolidated statements of operations and cash flow for the Fiscal Quarter then ended, copies of which have been provided to Banks.

         "Current Ratio" is defined as the ratio of (1) Consolidated Current Assets plus Availability to (2) Consolidated Current Liabilities (but excluding current maturities of long-term debt).

         "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including obligations under Capital Leases, other than Capital Leases which are usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guaranties by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price for property or services acquired by such Person, excluding, however, trade payables incurred in the ordinary course of business which are not more than ninety (90) days past the invoice date, and joint interest billings on oil and gas properties incurred in the ordinary course of business which are not more than ninety (90) days past the due date, (g) all obligations of such Person secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (g) preceding.

         "Debt Service Coverage Ratio" is defined as the ratio of (1) the Consolidated EBITDA for the most recent four Fiscal Quarters on rolling basis, divided by (2) the sum of the current maturities of long term debt (excluding the Loan) as of the most recent Fiscal Quarter, plus the greater of: (i) the total amount outstanding on the Loan divided by the Monthly Commitment Reductions, if any, for the Fiscal Quarter. At Administrative Agent's discretion, extraordinary non-recurring events may be excluded from this calculation.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, in respect of any principal of the Loan or any other amount payable by Borrower under any Loan Documents which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (i) five percent (5%), plus (ii) the Adjusted Base Rate as in effect from time to time (provided, that if such amount in default is principal of a Eurodollar Borrowing and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the sum of (a) five percent (5%), plus (b) the LIBOR Spread, plus (c) the LIBOR Rate for such Borrowing for such Interest Period as provided in Section 2.5 hereof, and thereafter, the rate provided for above in this definition).

         "Determination" means (i) any Periodic Determination, (ii) any Special Determination, and (iii) the Initial Determination.

         "Determination Date" means (a) with respect to any Periodic Determination, each May 31 and November 30, commencing May 31, 2002, (b) with respect to any Special Determination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Determination, and (c) with respect to the Initial Determination, June 1, 2001. The Closing Date shall also constitute a Determination Date for purposes of this Agreement.

         "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other equity ownership interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other equity ownership interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest.

         "Domestic Business Day" means any day except a Saturday, Sunday, or other day on which national banks in Houston, Texas, are authorized by Law to close.

         "Domestic Lending Office" means, as to each Bank, its office identified on Schedule 1 as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

         "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Credit Party involving (a) a Hazardous Discharge from, onto or about any real property owned, leased, or operated at any time by any Credit Party, (b) a Hazardous Discharge caused, in whole or in part, by any Credit Party or by any Person acting on behalf of or at the instruction of any Credit Party, or (c) any violation of any Environmental Law by any Credit Party.

         "Environmental Law" means any Law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by any Credit Party or any other operation of any Credit Party in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster Laws and health, safety and environmental Laws and regulations, and further including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the Laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by any Credit Party or any other operation of any Credit Party which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal Laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance," "petroleum," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the Laws of the state in which any real or personal property owned, operated or leased by any Credit Party is located establish a meaning for "hazardous substance," "petroleum," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by any such Credit Party and located in such state.

         "Environmental Liability" means any liability, loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Environmental Law,
(b) from the release or threatened release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders,
(f) from personal injury, death, or property damage which occurs as a result of any Credit Party's use, storage, handling, or the release or threatened release of a Hazardous Substance, or (g) from any environmental investigation performed at, on, or for any real property owned by any Credit Party.

         "Equity" means shares of capital stock or a partnership, profits, capital, or member interest, or options, warrants, or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, or member interest of any Credit Party.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder as from time to time in effect.

         "ERISA Affiliate" means any corporation or trade or business under common control with any Credit Party as determined under Section 4001(a)(14) of ERISA.

         "ERISA Event" means, with respect to any Credit Party and any ERISA Affiliate, (a) a "reportable event" as defined in Section 4043 of ERISA (other than a reportable event not subject to the provision for thirty (30) days notice to the PBGC under regulations issued under Section 4043 of ERISA), (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA, or
(f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Eurodollar Borrowing" means any Borrowing which will constitute a Eurodollar Tranche.

         "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

         "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address identified on Schedule 1 as its Eurodollar Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

         "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York, New York, in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Tranches is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Tranche" means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loan which bears interest at a rate computed by reference to the Adjusted LIBOR Rate for such Interest Period.

         "Event of Default" has the meaning set forth in Section 11.1 hereof.

         "Excluded Subsidiaries" means Indian Refining, L.P., Indian Refining and Marketing Inc., and Indian Oil Company.

         "Facility Guaranty" means a Guaranty in Proper Form, to be executed by Guarantors in favor of Banks, pursuant to which Guarantors guarantee payment and performance in full of the Obligations.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

         "Fiscal Quarter" means the three (3) month periods ending March 31, June 30, September 30, or December 31 of each Fiscal Year.

         "Fiscal Year" means a twelve (12) month period ending September 30.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Closing Date so as to properly reflect the financial condition, and the results of operations and changes in financial position, of a Person and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "Gas Balancing Agreement" means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.

         "Governmental Authority" means any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

         "Guarantors" means Parent, CEC, INC., a Delaware corporation, CASTLE TEXAS OIL AND GAS LIMITED PARTNERSHIP, a Texas limited partnership, CASTLE TEXAS EXPLORATION LIMITED PARTNERSHIP, a Texas limited partnership, and REDECO PETROLEUM COMPANY LIMITED, a Guernsey company, or the successor to Redeco pursuant to planned restructuring of Redeco's Romanian concessions, and each future Subsidiary of Parent (other than Borrower and Excluded Subsidiaries).

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of any Hazardous Substance from or onto any real property owned, leased, or operated at any time by any Credit Party or any real property owned, leased, or operated by any other party.

         "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element, or chemical that is defined as hazardous, toxic, noxious, dangerous, or infectious pursuant to any Environmental Law or which is otherwise regulated by any Environmental Law.

         "Hedge Transaction" means any commodity, interest rate, currency, or other swap, option, collar, futures contract, advance payment contract, or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices, or financial market conditions. Hedge Transactions expressly include Oil and Gas Hedge Transactions, but exclude contracts for the sale of natural gas, entered into in the ordinary course of business and with natural gas price to fluctuate at market terms.

         "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products, and all other substances derived therefrom or the processing thereof.

         "Immaterial Title Deficiencies" means, with respect to Borrowing Base Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages, and other Liens, defects, discrepancies, and similar matters which do not, individually or in the aggregate, affect Borrowing Base Properties with a Recognized Value greater than two percent (2%) of the Recognized Value of all such Borrowing Base Properties.

         "Initial Borrowing Base" means a Borrowing Base in the amount of $10,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Determination after the Closing Date.

         "Initial Determination" means the initial determination of the Borrowing Base by Bank of Texas.

         "Interest Coverage Ratio" is defined as the ratio of (1) the Consolidated EBITDA for the most recent four Fiscal Quarters on rolling basis, divided by (2) Consolidated Net Interest Expense for the same period. At Administrative Agent's discretion, extraordinary non-recurring events may be excluded from this calculation.

         "Interest Option" has the meaning given such term in Section 2.5(c).

         "Interest Period" means, with respect to each Eurodollar Tranche, the period commencing on the Borrowing Date or Conversion Date applicable to such Tranche and ending two (2) or three (3) months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that: (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; (c) if any Interest Period includes a date on which any payment of principal of the Loan subject to such Eurodollar Tranche is required to be made hereunder, but does not end on such date, then (i) the principal amount of each Eurodollar Tranche required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Tranche shall have an Interest Period determined as set forth above; and (d) no Interest Period shall extend past the expiration of the Termination Date.

         "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock securities of, or interests in, any other Person; provided, that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

         "Lending Office" means, as to any Bank, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

         "Letter of Credit Application" has the meaning given such term in
Section 2.3.

         "Letter of Credit Exposure" of any Bank means, collectively, such Bank's aggregate participation in (a) the unfunded portion of Letters of Credit outstanding at any time, and (b) the funded but unreimbursed (by Borrower) portion of Letters of Credit outstanding at such time.

         "Letter of Credit Fee" means, with respect to any Letter of Credit issued hereunder, a fee in the amount of two and one-quarter percent (2.25%) per annum, calculated on the full face amount of each Letter of Credit, payable quarterly in advance, pursuant to Section 2.13.

         "Letter of Credit Fronting Fee" means, with respect to each Letter of Credit issued hereunder, a fee equal to $500 per Letter of Credit.

         "Letter of Credit Issuer" has the meaning set forth in Section 2.3.

         "Letters of Credit" means, collectively, letters of credit issued for the account of Borrower pursuant to Section 2.3.

         "LIBOR Rate" means, for any Eurodollar Tranche for any Interest Period therefor, the rate per annum determined by Administrative Agent (rounded upward, if necessary, to the next higher 1/16 of 1%), as reported by Reuters news service (or such other similar news reporting service as Administrative Agent may subscribe to at the time such LIBOR Rate is determined), as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

         "LIBOR Spread" means, on any date, with respect to each Eurodollar Tranche, (i) so long as no Triggering Event has occurred, the LIBOR Spread shall be two and one-quarter percent (2.25%); and (ii) after any Triggering Event, and after satisfaction of the conditions set forth in Section 6.3 below, the LIBOR Spread shall be an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

=======================================================================
          Ratio of Outstanding                   LIBOR Spread for
        Credit to Borrowing Base               Eurodollar Tranches
-----------------------------------------------------------------------
               < .50 to 1                        To be determined
-----------------------------------------------------------------------
        >= 0.50 to 1 <= 0.75 to 1                To be determined
-----------------------------------------------------------------------
              > 0.75 to 1                        To be determined
=======================================================================

         "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Credit Party shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement relating to such asset.

         "Loan" means the revolving credit loans in an amount outstanding at any time not to exceed the amount of the Total Commitment then in effect, less the amount of the Letter of Credit Exposure then outstanding, to be made by Banks to Borrower pursuant to the Commitments of each Bank.

         "Loan Documents" means this Agreement, the Notes, each Facility Guaranty now or hereafter executed, the Mortgages, each Pledge Agreement now or hereafter executed, and all other certificates, documents, or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

         "Margin Regulations" mean Regulations T, U, and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Adverse Change" means any circumstance or event that has had or would reasonably be expected to have a Material Adverse Effect.

         "Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, financial condition, results of operations or prospects of any Credit Party, individually or taken as a whole, (b) the right or ability of any Credit Party to fully, completely and timely perform its obligations under the Loan Documents, (c) the validity or enforceability of any Loan Documents against any Credit Party (to the extent a party thereto), or (d) the validity, perfection, or priority of any Lien on a material portion of the assets intended to be created under or pursuant to any Loan Documents to secure the Obligations.

         "Material Agreement" means any material written or enforceable oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

         "Material Gas Imbalance" means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net gas imbalance to Borrower or any other Credit Party, individually or taken as a whole, in excess of $250,000.

         "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Loan Documents. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "interest rate ceiling" from time to time in effect under the Texas Finance Code, as amended, substituted for, or restated, or, if permitted by applicable Law and effective upon the giving of the notices required by the Texas Finance Code (or effective upon any other date otherwise specified by applicable Law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under the Texas Finance Code, whichever Administrative Agent (with the approval of Required Banks) shall elect to substitute for the "interest rate ceiling" and vice versa, each such substitution to have the effect provided in the Texas Finance Code, and Administrative Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with the Texas Finance Code.

         "Mineral Interests" means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Law, which now or hereafter include all or any part of the foregoing.

         "Monthly Commitment Reduction" means the monthly commitment reduction as determined in accordance with Section 4.6 hereof and refers to the amount set by Administrative Agent by which the Borrowing Base shall be automatically reduced effective as of the last day of each successive calendar month until the next Determination. Administrative Agent's determination of the Monthly Commitment Reduction will use such methodology, assumptions, and discount rates customarily used with respect to credits of a similar size and nature in determining commitment reductions and will be based upon such other credit factors or financial information available to Administrative Agent at the time of each Determination, including, without limitation, the economic half-life of the Mineral Interests, and Borrower's assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. The Monthly Commitment Reduction will initially be set at zero dollars ($0).

         "Monthly Date" means the fifth (5th) day of each calendar month.

         "Mortgages" means all mortgages, deeds of trust, security agreements, pledge agreements, and similar documents, instruments and agreements creating, evidencing, perfecting or otherwise establishing the Liens required by Article V hereof as may have been heretofore or may hereafter be granted or assigned to Administrative Agent to secure payment of the Obligations or any part thereof. All Mortgages shall be in Proper Form.

         "Note" means a promissory note of Borrower, payable to the order of a Bank, substantially in the form of Exhibit A, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Loan, together with all modifications, extensions, renewals, and rearrangements thereof, and "Notes" means all of such Notes.

         "Obligations" means, collectively, all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, of each Credit Party to any Bank or to any Affiliate of any Bank
(a) arising pursuant to the Loan Documents, and all interest accrued thereon and costs, expenses and reasonable attorneys fees incurred in the enforcement or collection thereof, and (b) arising under or in connection with any Hedge Transaction entered into between any Credit Party and any Bank or any Affiliate of any Bank, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

         "Oil and Gas Hedge Transactions" means Hedge Transactions pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons, but excluding contracts for the sale of natural gas, entered into in the ordinary course of business and with natural gas price to fluctuate at market terms.

         "Operating Lease" means any lease, sublease, license, or similar arrangement (other than a Capital Lease and other than leases with a primary term of one year or less or which can be terminated by the lessee upon notice of one year or less without incurring a penalty), pursuant to which a Person leases, subleases, or otherwise is granted the right to occupy, take possession of, or use property whether real, personal, or mixed; provided, that "Operating Lease" shall not include oil, gas, or mineral leases entered into or assigned to any Credit Party in the ordinary course of such Credit Party's business.

         "Outstanding Credit" means, at any time, the sum of (i) the aggregate outstanding Letter of Credit Exposure on such date, including the aggregate Letter of Credit Exposure related to Letters of Credit to be issued on such date, plus (ii) the aggregate outstanding principal balance of the Loan on such date, including the amount of any Borrowing to be made on such date.

         "Parent" means CASTLE ENERGY CORPORATION, a Delaware corporation.

         "Participant" has the meaning given such term in Section 14.9(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Periodic Determination" means any determination of the Borrowing Base pursuant to Section 4.2.

         "Permitted Encumbrances" means with respect to any asset:

                  (a) Liens securing the Obligations in favor of Banks or their Affiliates under the Loan Documents;

                  (b) minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, without limitation, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Credit Party that are customarily granted in the oil and gas industry;

                  (c) contractual or statutory Liens securing obligations for labor, services, materials, and supplies furnished to Mineral Interests arising under joint operating agreements entered into in the ordinary course of business, in each case securing obligations which are not delinquent (except to the extent permitted by Section 8.5);

                  (d) contractual or statutory mechanic's, materialmen's, warehouseman's, journeyman's and carrier's Liens and other similar Liens arising in the ordinary course of business which are not delinquent (except to the extent permitted by Section 8.5);

                  (e) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are not required to be paid subject to the satisfaction of the conditions set forth in Section 8.5; and

                  (f) lease burdens payable to third parties which are granted in the ordinary course of business in the oil and gas industry and which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest and which have been disclosed to the Administrative Agent in writing; provided, however, that Borrower shall not be required to disclose such lease burdens unless the same are lease burdens which are not customarily and usually found in the oil and gas industry or unless the same are lease burdens which obligate Borrower and/or its Subsidiaries, as applicable, in a fashion not customarily and usually found in the oil and gas industry.

         "Permitted Investment" means, with respect to any Credit Party, (a) readily marketable direct obligations of the United States of America, (b) fully insured time deposits and certificates of deposit with maturities of one (1) year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, (d) Investments by any Credit Party in a Subsidiary of Parent that has provided a Facility Guaranty and, after any of the Triggering Events, the Equity of which has been pledged to Administrative Agent pursuant to a Pledge Agreement, (e) Parent's existing investment in Networked Energy LC, plus up to $1,000,000 additional investment in that entity, and (f) Parent's existing investment in Redeco Petroleum Company Limited, a Guernsey company, or the successor to Redeco pursuant to planned restructuring of Redeco's Romanian concessions, plus up to $3,000,000 additional investment in that entity.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Pledge Agreement" means a Pledge Agreement in Proper form to be executed by Parent and Borrower after any of the Triggering Events, pursuant to which Parent and Borrower shall pledge to Administrative Agent, for the ratable benefit of Banks, one hundred percent (100%) of the issued and outstanding Equity owned by Parent or Borrower of each existing or hereafter created or acquired Subsidiary of Parent (other than Excluded Subsidiaries) to secure the Obligations.

         "Proper Form" means in form, substance, and detail satisfactory to Administrative Agent, in its sole and absolute discretion.

         "Proved Reserves" means, collectively, Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, and Proved Undeveloped Reserves.

         "Proved Developed Non-Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which will become "Proved Developed Producing Reserves" upon minor capital expenditures being made with respect to existing wells which will cause formerly non-producing completions or intervals to become open and producing to market.

         "Proved Developed Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which are recoverable from the completion intervals currently open and producing to market. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "Proved Developed Producing Reserves" only after the operation of an installed program has confirmed through production response through existing completions producing to market that increased recovery will be achieved as determined by the Lenders. Proved Developed Producing Reserves shall not include any Proved Developed Non-Producing Reserves.

         "Proved Undeveloped Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean those reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Proved Undeveloped Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Undeveloped Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

         "Recognized Value" means, with respect to Mineral Interests, the portion of the Borrowing Base which Agent attributes to such Mineral Interests for purposes of the most recent redetermination of the Borrowing Base pursuant to Article IV hereof (or for purposes of determining the Initial Borrowing Base in the event no such redetermination has occurred), based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests.

         "Refunding Borrowing" means a Borrowing made solely for the purpose of refinancing a Eurodollar Tranche on the expiration of the Interest Period applicable thereto or for the purpose of converting all or any part of a Base Rate Tranche to a Eurodollar Tranche, in each case in the manner contemplated by
Section 2.5(c) and which does not result in any increase in the outstanding principal balance of the Loan. Refunding Borrowings may be Base Rate Borrowings or Eurodollar Borrowings.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Request for Borrowing" has the meaning set forth in Section 2.2(a).

         "Request for Letter of Credit" has the meaning given such term in
Section 2.3(b).

         "Required Banks" means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage which is greater than sixty-six and two-thirds percent (66 2/3%) of the Total Commitment, and (b) following termination of the Commitments, Banks holding greater than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Credit.

         "Required Reserve Value" means Borrowing Base Properties that have a Recognized Value of not less than ninety percent (90%) of the Recognized Value of all Borrowing Base Properties.

         "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower in Proper Form, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each annual Reserve Report required shall be prepared by a reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Required Banks, such approval not to be unreasonably withheld.

         "Restricted Payment" means, with respect to any Person, (a) any Distribution by such Person, except for the Permitted Distributions permitted by
Section 10.1(e), or (b) the retirement, redemption or prepayment prior to the scheduled maturity by such Person or any of the Affiliates of such Person of any Debt of such Person other than the Obligations.

         "Rollover Notice" has the meaning given such term in Section 2.5(c).

         "Sole Lead Arranger" means BANK OF TEXAS, NATIONAL ASSOCIATION, in its capacity as sole lead arranger for the credit facility hereunder or any successor thereto, in the event that the Loan is hereafter syndicated.

         "Special Determination" means any determination of the Borrowing Base pursuant to Section 4.3.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

         "Termination Date" means November 30, 2003.

         "Title Required Reserve Value" means Proved Reserves that have a Recognized Value of not less than eighty-five percent (85%) of the Recognized Value of all Proved Reserves held by Borrower and its Subsidiaries.

         "Total Commitment" means the Commitments of all Banks in an initial aggregate amount of $10,000,000, as such amount may be reduced from time to time pursuant to Sections 2.10 hereof.

         "Tranche" means a Base Rate Tranche or a Eurodollar Tranche and "Tranches" means Base Rate Tranches or Eurodollar Tranches or any combination thereof.

         "Triggering Events" has the meaning given such term in Section 5.1(a).

         Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Parent and its Consolidated Subsidiaries delivered to Banks except for changes in which Parent's independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Sections 10.2; provided that, unless Borrower and Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article X are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

         Section 1.3. Miscellaneous. For the purpose of this Agreement, (a) "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise; (b) "Schedule" means a "schedule" attached to this Agreement, unless specifically indicated otherwise; and (c) "Section" refers to a "Section" or "subSection" of this Agreement unless specifically indicated otherwise.

                                   ARTICLE II

                                   THE CREDIT

         Section 2.1. Commitment. (a) Initially, Bank of Texas will be the sole Bank and lender under this Agreement. So long as Bank of Texas is the sole Bank hereunder, and subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Bank of Texas agrees to lend to Borrower from time to time prior to the Termination Date, amounts not to exceed in the aggregate at any one time outstanding, the amount of Bank of Texas' Commitment reduced by an amount equal to Bank of Texas' Letter of Credit Exposure. So long as Bank of Texas is the sole Bank hereunder, the Loan will be evidenced by a Revolving Promissory Note in the face amount of $40,000,000.00, in Proper Form.

                  (b) After any other Banks become a party to this Agreement, each Bank severally agrees, subject to Section 2.3 and the other terms and conditions set forth in this Agreement and the Loan Documents, to lend to Borrower from time to time prior to the Termination Date, amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Notwithstanding any term to the contrary, Administrative Agent may only syndicate the Loans, or make other Banks a party to this Agreement, with the consent of Borrower, which will not be unreasonably withheld (unless an Event of Default has occurred and is continuing, in which case no consent is needed); provided, however, that Administrative Agent may assign or transfer portions of, or sell participations in, the Loans to Bank of Oklahoma, N.A., at any time, without notice to or consent of Borrower.

                  (c) Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow on a revolving basis from time to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Houston, Texas time) on the Termination Date, such amounts as Borrower may request under the Loan; provided, however, the Outstanding Credit at any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base (which is initially set at $10,000,000.00), or (ii) the Aggregate Note Amounts. All sums advanced under the Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

                  (d) Each Borrowing shall (i) be in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000, and (ii) be made from each Bank ratably in accordance with its respective Commitment Percentage. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this Section, repay amounts borrowed under this Section, and request new Borrowings under this Section.

         Section 2.2. Method of Borrowing. (a) In order to request any Borrowing hereunder, Borrower shall hand deliver, telex, or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 12:00 noon (Houston, Texas time) (i) at least one (1) Domestic Business Day before the Borrowing Date specified for a proposed Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit C, and shall specify:

                           (i) whether such Borrowing is to be a Base Rate
Borrowing or a Eurodollar Borrowing;

                           (ii) the Borrowing Date of such Borrowing, which
shall be a Domestic Business Day in the case of a Base Rate Borrowing, or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

                           (iii) the aggregate amount of such Borrowing; and

                           (iv) in the case of a Eurodollar Borrowing, the
duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower.

                  (c) Not later than 12:00 noon (Houston, Texas time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Houston, Texas, to Administrative Agent at its address set forth on Schedule 1. Notwithstanding the foregoing, if Borrower delivers to Administrative Agent a Request for Borrowing prior to 10:00 a.m. (Houston, Texas time) on a Domestic Business Day requesting a Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Administrative Agent its Commitment Percentage of such Borrowing by 1:00 p.m. (Houston, Texas time) on the same day. Unless Administrative Agent determines that any applicable condition specified in Section 6.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent's aforesaid address.

         Section 2.3. Letters of Credit. (a) Administrative Agent, or such Bank designated by Administrative Agent which (without obligation to do so) consents to the same ("Letter of Credit Issuer"), will issue Letters of Credit, from time to time prior to the Termination Date, upon request by Borrower, for the account of Borrower, so long as (i) the sum of the total Letter of Credit Exposure then existing, plus the amount of the requested Letter of Credit, does not exceed $4,000,000, (ii) the sum of the total Letter of Credit Exposure then existing (excluding the Appeal L/C), plus the amount of the requested Letter of Credit, does not exceed ten percent (10%) of the current Borrowing Base, and (iii) Borrower would be entitled to a Borrowing under this Section or Section 2.1 in the amount of the requested Letter of Credit (except that the Letter of Credit is not required to be in a minimum amount of $500,000 or in integral multiple of $100,000). Not less than five (5) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower shall execute and deliver to Letter of Credit Issuer, Letter of Credit Issuer's customary letter of credit application ("Letter of Credit Application"). Each Letter of Credit shall be in Proper Form and acceptable to Letter of Credit Issuer. Excluding the Appeal L/C, no Letter of Credit shall have an expiration date later than the earlier of (i) five days before the Termination Date, or (ii) one (1) year from the date of issuance.

                  (b) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex, or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called), in Proper Form, prior to 12:00 noon (Houston, Texas time) at least five (5) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for a Letter of Credit shall be in Proper Form, shall be accompanied by the applicable Letter of Credit Issuer's duly completed and executed Letter of Credit Application and agreement and shall specify:

                           (i) the requested date for issuance of such Letter of
Credit;

                           (ii) the terms of such requested Letter of Credit,
including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

                           (iii) the purpose of such Letter of Credit.

                  (c) Upon the date of issuance of a Letter of Credit, Letter of Credit Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Letter of Credit Issuer, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, Administrative Agent shall provide notice to each Bank by telephone, teletransmission, or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the Letter of Credit Issuer, beneficiary and expiration date of each such Letter of Credit, each Bank's participation percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Letter of Credit Issuer(s) thereof for such Bank's account and risk. In connection with the issuance of Letters of Credit under this Section, Borrower shall pay to Administrative Agent in respect of such Letters of Credit (a) the applicable Letter of Credit Fee in accordance with Section 2.13 hereof, and (b) at the time of issuance of each Letter of Credit, the Letter of Credit Fronting Fee. Administrative Agent shall distribute the Letter of Credit Fee to Banks in accordance with their respective Commitment Percentages, and Administrative Agent shall distribute the Letter of Credit Fronting Fee to the Letter of Credit Issuer for its own account. Any (y) material amendment or modification, or (z) renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Section. Notwithstanding anything to the contrary contained herein, Borrower shall pay to Letter of Credit

Issuer in connection with any amendment or modification of any nature, such Letter of Credit Issuer's usual and customary fees for amendments or modifications to, and processing of, Letters of Credit.

                  (d) Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank and the proposed Letter of Credit Issuer of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower. No later than 12:00 noon (Houston, Texas time) on the date each Letter of Credit is requested, unless Administrative Agent or the applicable Letter of Credit Issuer determines that any applicable condition precedent set forth in Section 6.2 hereof has not been satisfied, the applicable Letter of Credit Issuer will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.

                  (e) No Bank will be obligated to lend to Borrower or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit (i) during the existence of any Borrowing Base Deficiency, or (ii) in an amount which would cause a Borrowing Base Deficiency. Nothing in this Section shall be deemed to limit any Bank's obligation to (A) reimburse any Letter of Credit Issuer with respect to such Bank's participation in Letters of Credit issued by such Letter of Credit Issuer as provided in this Section, or (B) fund any Refunding Borrowing.

                  (f) Upon the occurrence of an Event of Default, Borrower shall, on the next succeeding Domestic Business Day, deposit with Administrative Agent such funds as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any funds so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver such security agreements in Proper Form. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and the Commitments of all Banks have terminated) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrower any remaining funds deposited under this Section. Whenever Borrower is required to make deposits under this Section and fails to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of Borrower, any guarantor, or any other Person liable for all or any part of the Obligations.

                  (g) Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse each Letter of Credit Issuer immediately upon demand by such Letter of Credit Issuer, and in immediately available funds, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Letter of Credit Issuer from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Maximum Lawful Rate, or (ii) the Default Rate. At Borrower's election and subject to all requirements for a Borrowing under this Credit Agreement, payments or disbursements may be reimbursed to the Letter of Credit Issuers by a Borrowing under the Loan. The obligations of Borrower under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.

                  (h) The reimbursement obligations of Borrower under this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents (including any Letter of Credit Application executed pursuant to this Section) under and in all circumstances whatsoever and Borrower hereby waives any defense to the payment of such reimbursement obligations based on any circumstance whatsoever, including without limitation, in any case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, counterclaim, defense or other rights which Borrower or any other Person may have at any time against any beneficiary of any Letter of Credit, Administrative Agent, any Bank or any other Person, whether in connection with any Letter of Credit or any unrelated transaction; (iii) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or (iv) any other circumstance whatsoever, whether or not similar to any of the foregoing.

                  (i) As among Borrower on the one hand, and each Agent and each Bank, on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the beneficiary of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Agent, Letter of Credit Issuer nor any Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any Letter of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the false representation of the beneficiary of the Letter of Credit regarding compliance with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of any Agent or any Bank.

                  (j) Borrower shall be obligated to reimburse each Letter of Credit Issuer upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof; provided, however, if Borrower for any reason fails to reimburse such Letter of Credit Issuer in full upon demand, Banks shall reimburse such Letter of Credit Issuer in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrower as set forth below; provided, further, however, that no such reimbursement made by Banks shall discharge Borrower's obligations to reimburse Letter of Credit Issuer. All reimbursement amounts payable by any Bank under this Section shall include interest thereon at the Federal Funds Rate, from the date of the payment of such amounts by any Letter of Credit Issuer to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Documents.

         Section 2.4. Notes. Each Bank's Commitment Percentage of the Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment Percentage of the Aggregate Note Amounts.

         Section 2.5. Interest Rates; Payments. (a) The principal amount of the Loan outstanding from day to day which is the subject of a Base Rate Tranche shall bear interest at a rate per annum equal to the Adjusted Base Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to a Base Rate Tranche shall be payable as it accrues on the last day of each Fiscal Quarter.

                  (b) The principal amount of the Loan outstanding from day to day which is the subject of a Eurodollar Tranche shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the Adjusted LIBOR Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to a Eurodollar Tranche having an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of the Loan subject to a Eurodollar Tranche having an Interest Period of more than three (3) months shall be payable on the last day of the Interest Period applicable thereto and on the last day of each three (3) month period during such Interest Period.

                  (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section, Borrower shall have the option of having all or any portion of the principal outstanding under the Loan borrowed by it be the subject of a Base Rate Tranche or one (1) or more Eurodollar Tranches, which shall bear interest at rates based upon the Adjusted Base Rate and the Adjusted LIBOR Rate, respectively, and subject to the provisions of Sections 2.5(a) and (b) above (each such option is referred to herein as an "Interest Option"); provided, that each Tranche shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Each change in an Interest Option made pursuant to this Section shall be deemed both a payment in full of the portion of the principal of the Loan which was the subject of the Base Rate Tranche or Eurodollar Tranche from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not changed thereby) of the portion of the principal of the Loan which is the subject of the Base Rate Tranche or Eurodollar Tranche into which such change was made. Prior to the termination of each Interest Period with respect to each Eurodollar Tranche, Borrower shall give written notice (a "Rollover Notice") in the form of Exhibit D to Administrative Agent of the Interest Option which shall be applicable to such portion of the principal of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of a Base Rate Tranche selection and at least three (3) Eurodollar Business Days, in the case of a Eurodollar Tranche selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Tranche, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term) selected by Borrower. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of the Loan subject to the Interest Period then expiring be the subject of a Base Rate Tranche upon the expiration of such Interest Period and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section on the minimum amount of Eurodollar Tranches, Borrower shall have the right to convert all or part of the Base Rate Tranche to a Eurodollar Tranche by giving Administrative Agent a Rollover Notice of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such conversion (a "Conversion Date"). The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this Section to the contrary, no portion of the principal of the Loan which is the subject of a Base Rate Tranche may be converted to a Eurodollar Tranche and no Eurodollar Tranche may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Tranche shall be automatically converted to a Base Rate Tranche on the last day of each applicable Interest Period. In no event shall more than four (4) Interest Options be in effect with respect to the Loan at any time.

                  (d) Notwithstanding anything to the contrary set forth in
Section 2.5(a) or (b) above, all overdue principal of and, to the extent permitted by Law, overdue interest on the Loan and all other Obligations which are not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, shall bear interest at a rate per annum equal to the lesser of (a) the Default Rate, and (b) the Maximum Lawful Rate. Interest payable as provided in this Section shall be payable from time to time on demand.

                  (e) Administrative Agent shall determine each interest rate applicable to the Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Adjusted Base Rate or the Adjusted LIBOR Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

                  (g) Interest payable on the principal of any portion of the Loan subject to a Eurodollar Tranche shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable on the principal of any portion of the Loan subject to a Base Rate Tranche shall be computed based on the number of actual days elapsed and based on the actual number of days in the calendar year for which accrued interest is being computed.

         Section 2.6. Mandatory Repayments. If, on any date, the aggregate Outstanding Credit shall exceed the Total Commitment (after giving effect to any voluntary reduction of the Total Commitment on such date pursuant to Section 2.10), then Borrower shall immediately repay, without premium or penalty, the principal of the Loan in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment.

         Section 2.7. Mandatory Prepayment Resulting from Borrowing Base Deficiency. (a) If a Borrowing Base Deficiency exists at any time, excluding a Borrowing Base Deficiency caused by the sale of Mineral Interests as covered by subsection (b) below, Borrower shall, at its option, either (i) eliminate such Borrowing Base Deficiency by making a single mandatory prepayment of principal on the Loan in an amount equal to the entire amount of such Borrowing Base Deficiency on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist, or (ii) eliminate such Borrowing Base Deficiency by making six (6) consecutive mandatory prepayments of principal on the Loan each of which shall be in the amount of one sixth (1/6th) of the amount of such Borrowing Base Deficiency commencing on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist and continuing on each Monthly Date thereafter, or (iii) mortgaging additional collateral, which must be acceptable to Administrative Agent as to type, value, and title. If a Borrowing Base Deficiency cannot be eliminated pursuant to clauses (i) or (ii) of this Section by prepayment of the Loan in full (as a result of outstanding Letter of Credit Exposure), on each Monthly Date, or pursuant to clause (iii) of this Section by additional acceptable collateral, Borrower shall deposit cash with Administrative Agent, to be held by Administrative Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by Section 2.3, in an amount at least equal to one sixth (1/6th) of the balance of such Borrowing Base Deficiency (i.e., one-sixth of the difference between the Borrowing Base Deficiency and the remaining outstanding principal under the Loan on the date such Borrowing Base Deficiency is first determined to occur). A failure by Borrower to resolve a Borrowing Base Deficiency to Administrative Agent's satisfaction within the period set forth above will constitute a default under this Agreement.

                  (b) If Borrower sells, transfers, or otherwise disposes of any Mineral Interests that have an aggregate Recognized Value in excess of two percent (2%) of the most recent Borrowing Base, at the election of Banks the Borrowing Base will be immediately reduced. Any Borrowing Base Deficiency resulting from the sale of any Mineral Interests shall be immediately eliminated by Borrower pursuant to a single lump sum payment. All sales or transfers of any Mineral Interests are also subject to the restriction in Section 9.5 below.

         Section 2.8. Voluntary Prepayments. Borrower may, subject to Section
3.3 and the other provisions of this Agreement, upon (A) one (1) Domestic Business Day advance notice to Administrative Agent with respect to Base Rate Borrowings, and (B) three (3) Domestic Business Days advance notice to Administrative Agent with respect to Eurodollar Borrowings, prepay the principal of the Loan in whole or in part. Any partial prepayment shall be in a minimum amount of $500,000 and shall be in an integral multiple of $100,000, and, to the extent made with respect to any Eurodollar Tranche, may be made only on the last day of the Interest Period applicable thereto.

         Section 2.9. Mandatory Termination of Commitments; Termination Date and Maturity. The Total Commitment (and the Commitment of each Bank) shall terminate on the Termination Date. The outstanding principal balance of the Loan, all accrued but unpaid interest thereon, and all other Obligations shall be due and payable in full on the Termination Date.

         Section 2.10. Voluntary Reduction of Total Commitment. Borrower may, by notice to Administrative Agent ten (10) Domestic Business Days prior to the effective date of any such reduction, permanently reduce or terminate the Total Commitment (and thereby permanently reduce the Commitment of each Bank ratably in accordance with such Bank's Commitment Percentage); provided, that any reduction shall be in amounts not less than $500,000 or any larger multiple of $100,000. On the effective date of any such reduction in the Total Commitment, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Loan (together with accrued interest thereon) in an amount sufficient to cause the Outstanding Credit to be equal to or less than the Total Commitment as thereby reduced (and Administrative Agent shall distribute to each Bank in like funds that portion of any such payment as is required to cause the principal balance of the Loan held by such Bank to be not greater than its Commitment as thereby reduced). Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment (a) if, as a result of such reduction, Borrower would be required to prepay all or any portion of the principal amount of any Eurodollar Tranche prior to the last day of the Interest Period applicable thereto, or (b) to an amount less than the aggregate Letter of Credit Exposure of all Banks.

         Section 2.11. Application of Payments. Each repayment pursuant to Sections 2.6, 2.7, 2.8 and 2.10 shall be made together with accrued interest to the date of payment, and shall be applied to payment of the Loan in accordance with Section 3.2 and the other provisions of this Agreement.

         Section 2.12. Commitment Fee. Within thirty (30) days of the date of any invoice from Administrative Agent, setting forth evidence of the calculation of the commitment fee for the preceding calendar quarter, and on the Termination Date and and in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank's Commitment Percentage, a commitment fee equal to the Commitment Fee Percentage for the applicable period of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on such date.

         Section 2.13. Letter of Credit Fee. Borrower shall pay to Administrative Agent (to be distributed by Administrative Agent in accordance with Section 2.3 hereof) the Letter of Credit Fee. The Letter of Credit Fee will be calculated on the aggregated stated amount of each Letter of Credit for the stated duration thereof (computed on the basis of actual days elapsed as of each year consisted of 360 days) and is due quarterly in advance.

         Section 2.14. Origination Fee. Upon execution of this Agreement, Borrower shall pay to Bank of Texas an origination fee in the amount of $75,000.00.

         Section 2.15. Increase Fees. Upon any increase in the Borrowing Base, Borrower agrees to pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank's Commitment Percentage, an increase fee equal to one half of one percent (0.5%) of the increase in the Borrowing Base.

         Section 2.16. Engineering Fees. Borrower shall pay to Administrative Agent and its Affiliates such fees and other amounts as Administrative Agent shall require for its engineering services in connection with each Determination of the Borrowing Base and for providing other services in connection with the credit facilities provided pursuant hereto. Such fees and other amounts shall be retained by the Administrative Agent and its Affiliates, and no Bank (other than Administrative Agent) shall have any interest therein.

         Section 2.17. Other Fees. Borrower shall pay to Administrative Agent and its Affiliates such fees and other amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement among Parent and/or Borrower and Administrative Agent, Book Runner, Sole Lead Arranger, or any of their Affiliates, setting forth the compensation to be paid to Administrative Agent, Book Runner, Sole Lead Arranger and their Affiliates in consideration for acting as Administrative Agent, Book Runner and Sole Lead Arranger hereunder and for providing other services in connection with the credit facilities provided pursuant hereto. Such fees and other amounts shall be retained by the Administrative Agent and its Affiliates, and no Bank (other than Administrative Agent) shall have any interest therein. Administrative Agent may disburse any fees paid to Administrative Agent and its Affiliates pursuant to this Section in any manner Administrative Agent desires in its sole discretion.

                                   ARTICLE III

                               GENERAL PROVISIONS

         Section 3.1. Delivery and Endorsement of Notes. On or before the Closing Date, and prior to, and as a condition precedent to, the initial Borrowing hereunder, Administrative Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedule attached to its Note appropriate notations to evidence the date and amount of each advance of funds made by it in respect of any Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal received by such Bank with respect to the Loan; provided that the failure by any Bank to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Notes together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

         Section 3.2. General Provisions as to Payments. (a) Borrower shall make each payment of principal of, and interest on, the Loan and all fees payable by Borrower hereunder not later than 12:00 noon (Houston, Texas time) on the date when due, in Federal or other funds immediately available in Houston, Texas to Administrative Agent at its address set forth on Schedule 1. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 10:00 a.m. (Houston, Texas time), and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, that portion of the Loan subject to a Base Rate Tranche or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day (subject to the definition of Interest Period). Whenever any payment of principal of, or interest on, that portion of the Loan subject to a Eurodollar Tranche shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower's account or accounts with Administrative Agent any amount then due by Borrower.

                  (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loan shall be applied first to Eurodollar Tranches outstanding under the Loan with Interest Periods ending on the date of such payment, then to the Base Rate Tranches outstanding under the Loan, and then to Eurodollar Tranches outstanding under the Loan next maturing until such principal payment is fully applied, with such adjustments in such order of payment as Administrative Agent shall specify in order that each Bank receives its ratable share of each such payment.

                  (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank from any Credit Party or in respect of any of the assets of any

Credit Party shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of counsel to Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of counsel to Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of any Credit Party under any of the Loan Documents, fourth to the payment of any unpaid fees required pursuant to this Agreement, and fifth to each Bank in accordance with its Commitment Percentage for application to the portion of the outstanding balance of the Loan held by such Bank (with any such payment being applied first to accrued but unpaid interest and then to principal).

         Section 3.3. Funding Losses. If Borrower makes any payment of principal subject to a Eurodollar Tranche (whether pursuant to Section 2.6, 2.7, 2.8, 2.9,
2.10 or Article XI or XIII and whether as a voluntary or mandatory prepayment or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow any Eurodollar Borrowing, after notice has been given to any Bank in accordance with Section 2.2, Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the reemployment of funds at rates lower than the cost to such Bank of such funds and related costs, which in the case of the payment or prepayment prior to the end of the Interest Period for any Eurodollar Tranche, shall include the amount, if any, by which (a) the interest which such Bank would have received absent such payment or prepayment for the applicable Interest Period exceeds (b) the interest which such Bank would receive if its Commitment Percentage of the amount of such Eurodollar Borrowing were deposited, loaned, or placed by such Bank in the interbank Eurodollar market on the date of such payment or prepayment for the remainder of the applicable Interest Period. Such Bank shall promptly deliver to Borrower and Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         Section 3.4. Foreign Lenders, Participants, and Assignees. Each Bank, Participant (by accepting a participation interest under this Agreement), and Assignee (by executing an Assignment and Assumption Agreement) that is not organized under the Laws of the United States of America or one of its states
(a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligations, and (ii) it has furnished to Administrative Agent and Borrower two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Documents, and
(b) covenants to (i) provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable Laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable Laws and regulations with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Administrative Agent (but without duplication) may deduct and withhold from interest payments under the Loan Documents any United States federal-income Tax at the maximum rate under the Code.

         Section 3.5. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Bank or Borrower ("Payor") prior to the date on which such Bank is to make payment to Administrative Agent hereunder or Borrower is to make a payment to Administrative Agent for the account of one or more Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if Payor has not in fact made the Required Payment to Administrative Agent, (a) the recipient of such payment shall, on demand, pay to Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Adjusted Base Rate then in effect for such period, and (b) Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

                                   ARTICLE IV

                                 BORROWING BASE

         Section 4.1. Reserve Reports; Proposed Borrowing Base. Borrower shall deliver to each Bank a Reserve Report as required by Section 10.2 below. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrower shall notify Administrative Agent of the Borrowing Base which Borrower requests become effective for the period commencing on the next Determination Date.

         Section 4.2. Periodic Determinations; Procedures and Standards. Based in part on the Reserve Reports made available to Banks, Banks shall redetermine the Borrowing Base on or prior to the next Determination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base which becomes effective as a result of any Determination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Section 4.1 or 4.3 (as applicable), (b) such Borrowing Base shall not exceed the Total Commitment then in effect, (c) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Determination, such Borrowing Base shall be approved by all Banks, and (d) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Determination, or a reaffirmation of such prior Borrowing Base, shall be proposed by Administrative Agent and require approval of Required Banks. Each Determination shall be made by Banks in accordance with their normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time and will otherwise be in their sole discretion. Administrative Agent shall propose such redetermined Borrowing Base to Banks within thirty (30) days following receipt by Administrative Agent and Banks of a Reserve Report.

After having received notice of such proposal by Administrative Agent, Required Banks (or all Banks in the event of a proposed increase) shall have fifteen (15) days to agree or disagree with such proposal. If at the end of such fifteen (15) day period, Required Banks (or all Banks in the event of a proposed increase) have not communicated their approval or disapproval, such silence shall be deemed an approval and Administrative Agent's proposal shall be the new Borrowing Base. If, however, Required Banks (or any Bank in the event of a proposed increase) notify Administrative Agent within such fifteen (15) day period of their disapproval, Required Banks (or all Banks in the event of a proposed increase) shall, within a reasonable period of time, agree on a new Borrowing Base. In taking the above actions, Administrative Agent and Banks shall act in accordance with their normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time and will otherwise act in their sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate which are consistent with its normal and customary procedures for evaluating oil and gas reserves and shall have no obligation in connection with any Determination to approve any increase from the Borrowing Base in effect prior to such Determination. Promptly following any Determination of the Borrowing Base, Administrative Agent shall notify Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Determination.

         Section 4.3. Special Determinations of the Borrowing Base. In addition to the redeterminations of the Borrowing Base pursuant to Section 4.2 and 4.4, Borrower and Required Banks may each request a Special Determination of the Borrowing Base once in each period between Periodic Determinations. In the event Required Banks request a Special Determination, Administrative Agent shall promptly deliver notice of such request to Borrower and Borrower shall, within thirty (30) days following the date of such request, deliver to Banks a Reserve Report prepared as of the last day of the calendar month preceding the date of such request. In the event Borrower requests a Special Determination, Borrower shall deliver written notice of such request to Banks which shall include (i) a Reserve Report prepared as of a date not more than thirty (30) days prior to the date of such request, and (ii) the amount of the Borrowing Base requested by Borrower and to become effective on the Determination Date applicable to such Special Determination. Upon receipt of such Reserve Report, Administrative Agent shall, subject to approval of Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, redetermine the Borrowing Base in accordance with the procedure set forth in Section 4.2 which Borrowing Base shall become effective on the Determination Date applicable to such Special Determination (or as soon thereafter as Administrative Agent and Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, approve such Borrowing Base and provide notice thereof to Borrower).

         Section 4.4. Initial Determination and Initial Borrowing Base. Bank of Texas has made the Initial Determination of the Borrowing Base as of June 1, 2001, from which Bank of Texas may exclude from the Borrowing Base the value (determined by Bank of Texas for purposes of establishing the Initial Borrowing
Base) attributable to the Mineral Interests which are subject to Liens, claims, encumbrances, defects, deficiencies, or other impairments to the title which Bank of Texas deems material. Notwithstanding anything contained herein to the contrary, the Borrowing

Base in effect during the period from the Closing Date until the date of the first Determination after the Closing Date shall be the Initial Borrowing Base.

         Section 4.5. Borrowing Base Deficiency. If a Borrowing Base Deficiency exists at any time, Borrower shall be obligated to eliminate such Borrowing Base Deficiency by making the mandatory prepayments of the Loan required by Section 2.7.

         Section 4.6. Monthly Commitment Reductions. At the time of any Determination, Administrative Agent reserves the right to establish an equal Monthly Commitment Reduction. If a Borrowing Base Deficiency exists at any time solely because of a Monthly Commitment Reduction, Borrower shall promptly make a single lump sum payment in an amount at least equal to the Monthly Commitment Reduction to eliminate the Borrowing Base Deficiency. If a Borrowing Base Deficiency exists at any time because a new Determination of the Borrowing Base becomes effective (or due to a Borrowing Base Determination combined with a required Monthly Commitment Reduction), Borrower shall have the right to cure the Borrowing Base Deficiency as set forth in Section 2.7 above; provided, however, that if the Monthly Commitment Reduction was applicable before the Borrowing Base Determination, then the Monthly Commitment Reduction amount will be due in a lump sum and the Monthly Commitment Reduction will continue at the same amount or such other amount as determined by Administrative Agent.

                                    ARTICLE V

                                   COLLATERAL

         Section 5.1. Security. (a) Initially, the Loan will be unsecured. The Loan shall remain unsecured so long as the sum of the Outstanding Credit (i) is not in excess of $10,000,000, (ii) is less than the Borrowing Base, and (iii) is less than thirty percent (30%) of the Recognized Value of Borrower's Proved Developed Producing Reserves, as determined by Administrative Agent, in its sole discretion, as of the most-recent Borrowing Base Determination (collectively the "Triggering Events"). Upon Administrative Agent's determination that Borrower has failed to meet any of the Triggering Events, payment of the Obligations will be secured as set forth below.

                  (b) Upon Administrative Agent's determination that Borrower has failed to meet any of the Triggering Events, payment of the Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering (i) the Mineral Interests owned by Borrower or other Subsidiaries, as specified by Administrative Agent or Required Banks, which shall in all events include not less than the Required Reserve Value of all Proved Reserves owned by Borrower, and (ii) one hundred percent (100%) of the issued and outstanding Equity of each existing and future Subsidiary of Parent (other than Excluded Subsidiaries). Upon Administrative Agent's determination that Borrower has failed to meet any of the Triggering Events, Parent and Borrower and any other Subsidiaries shall deliver to Administrative Agent, for the ratable benefit of each Bank (A) Mortgages in Proper Form and duly executed, together with such other assignments, conveyances, amendments, agreements, and other writings, as Administrative Agent shall deem necessary or appropriate to grant, evidence, and perfect first and prior Liens in all Borrowing Base Properties and other interests of Borrower required by this

Section, (B) the Pledge Agreement duly executed by Parent and Borrower, (C) such UCC-1 financing statements as Administrative Agent shall request to fully evidence and perfect the Liens created by the Mortgages and the Pledge Agreement, and (D) the certificates (or other evidence satisfactory to Administrative Agent) evidencing the issued and outstanding Equity owned by Borrower and Parent, duly endorsed or accompanied by appropriate blank stock powers.

                  (c) Upon Administrative Agent's determination that Borrower has failed to meet any of the Triggering Events and on or before each Determination Date after that date and at such other times as Administrative Agent or Required Banks shall thereafter request, Borrower shall deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in Proper Form and duly executed by Borrower together with such other assignments, conveyances, amendments, agreements, and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed), as Administrative Agent shall deem necessary or appropriate to grant, evidence, and perfect the Liens required by Section 5.1(b) with respect to Mineral Interests then held by Borrower or any Subsidiaries, which are not the subject of existing first and prior, perfected Liens securing the Obligations as required by Section 5.1(b).

                  (d) Upon Administrative Agent's determination that Borrower has failed to meet any of the Triggering Events and on the date of the creation or acquisition by Parent of any Subsidiary, or on the date of creation or acquisition by any Subsidiary of Parent of any Subsidiary, Parent or such Subsidiary of Parent (as applicable) shall execute and deliver to Administrative Agent a Pledge Agreement, together with (i) all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity of any such Subsidiary of every class which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such UCC-1 financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 5.1(b) in the issued and outstanding Equity of each such Subsidiary.

         Section 5.2. Title Opinions. At any time Borrower or any of its Subsidiaries are required to execute and deliver Mortgages to Administrative Agent pursuant to Section 5.1(b), Borrower shall also deliver to Administrative Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) or other evidence of title as Administrative Agent shall deem necessary or appropriate to verify (i) Borrower's title to the Required Reserve Value of the Proved Reserves which are subject to such Mortgages, and (ii) the validity, perfection and priority of the Liens created by such Mortgages.

         Section 5.3. Guaranties. Payment and performance of the Obligations shall be fully guaranteed by Guarantors pursuant to a Facility Guaranty. On the date of creation or acquisition by Parent of any future Subsidiary, or on the date of creation or acquisition by any Subsidiary of Parent of any future Subsidiary, Parent shall cause such Subsidiary to execute and deliver to Administrative Agent a Facility Guaranty.

         Section 5.4. Lockbox. After any Triggering Event, Administrative Agent reserves the right to require Borrower to set up a lockbox account to be managed by Administrative Agent, for the ratable benefit of Banks, for the purpose of collection of production proceeds from the Mineral Interests. Borrower agrees that upon Administrative Agent's election to require the lockbox after an Event of Default, Administrative Agent will receive the proceeds of all Hydrocarbons produced from or attributable to the Mineral Interests for application to the Loan; and Borrower hereby directs all production purchasers or operators distributing proceeds to pay Borrower's distributions attributable to the Mineral Interests directly to Administrative Agent, if Administrative Agent so elects. All production proceeds attributable to the Mineral Interests received in the lockbox account by Administrative Agent in excess of the principal and interest then due on the Loan will be transferred to Borrower at the end of each month for its unlimited use, so long as there is no existing Event of Default or Borrowing Base Deficiency. If the production proceeds received by Administrative Agent during any month are not sufficient to pay the principal and interest then due on the Loan, Borrower will pay Administrative Agent the deficiency within ten days. Contemporaneously with the execution of the Mortgages after a Triggering Event, Borrower will sign and deliver letters in lieu of transfer orders to all purchasers of production directing those parties to pay all proceeds from the Mineral Interests to the lockbox account, and these letters, signed in blank, will be held by Administrative Agent until such time as Administrative Agent elects to require the lockbox. It will be an Event of Default under this Agreement if production payments for Hydrocarbons produced from or attributable to the Mineral Interests, in an amount greater than five percent (5%) of Borrower's total monthly production revenues, are directed to any party other than the lockbox maintained by Administrative Agent following the establishment of the lockbox under this section.

                                   ARTICLE VI

                            CONDITIONS TO BORROWINGS

         Section 6.1. Conditions to Initial Borrowing and Participation in Letter of Credit Exposure. The obligation of Bank of Texas to loan its Commitment Percentage of the initial Borrowing hereunder, and the obligation of Bank of Texas to issue any Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions:

                  (a) Closing Deliveries. Bank of Texas shall have received each of the following documents, instruments, and agreements, each of which shall be in Proper Form and executed in such counterparts as shall be acceptable to Bank of Texas and each of which shall, unless otherwise indicated, be dated the Closing Date:

                           (i) a Note payable to the order of Bank of Texas in
the amount of the Aggregate Note Amounts, duly executed and delivered by Borrower;

                           (ii) the Facility Guaranty duly executed and
delivered by Guarantors;

                           (iii) a Certificate of Ownership Interests in
substantially the form of

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Exhibit B, duly executed and delivered by an Authorized Officer of Borrower and appropriate Subsidiaries;

                           (iv) an opinion of general counsel to Parent and
Borrower, favorably opining as to such matters as Bank of Texas may request;

                           (v) a certificate executed by an Authorized Officer
of Borrower stating that (A) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all respects, (B) no Default or Event of Default has occurred which is continuing, and (C) all conditions set forth in this Section and Section 6.2 have been satisfied;

                           (vi) such UCC-11 search reports as Bank of Texas
shall require, prepared as of a date not more than twenty (20) days prior to the Closing Date, conducted in such jurisdictions and reflecting such names as Bank of Texas shall request;

                           (vii) a copy of the articles or certificate of
incorporation, certificate of limited partnership, or comparable charter documents, and all amendments thereto, of each Credit Party accompanied by a certificate that such copy is true, correct, and complete, and dated within ten
(10) days of the Closing Date, issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of each such Credit Party, and accompanied by a certificate of the Secretary or comparable Authorized Officer of each such Credit Party, that such copy is true, correct and complete on the Closing Date;

                           (viii) a copy of the bylaws, partnership agreement,
regulations, operating agreement, or comparable documents, and all amendments thereto, of each Credit Party accompanied by a certificate of the Secretary or comparable Authorized Officer of each such Credit Party that such copy is true, correct and complete as of the date hereof;

                           (ix) certain certificates and other documents issued
by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested relating to the existence of each Credit Party and to the effect that each Credit Party is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

                           (x) a certificate of incumbency of all officers of
each Credit Party (to the extent a party to any Loan Documents) who will be authorized to execute or attest to any Loan Documents, dated the date hereof, executed by the Secretary or comparable Authorized Officer of each such Credit Party (as applicable);

                           (xi) copies of resolutions or comparable
authorizations approving the Loan Documents and authorizing the transactions contemplated by this Agreement and the other Loan Documents, duly adopted by the Board of Directors, partners or comparable authority of each Credit Party a party to any Loan Documents, accompanied by certificates of the Secretary or comparable officer or partner of each such Credit Party (as applicable) that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the bylaws, or other charter documents of each such Credit Party, as applicable) by the unanimous written consent of the Board of Directors of each such Credit Party, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof;

                           (xii) copies of consents of partners of each Credit
Party which is a partnership (to the extent required) to the transactions contemplated by this Agreement and the other Loan Documents, duly executed by each partner of such Credit Party required to consent to such transactions, accompanied by certificates of the Secretary or comparable Authorized Officers or partner of each applicable Credit Party that such copies are true and correct copies of all consents of the partners of the Credit Parties required to be executed and granted pursuant to such Credit Party's partnership agreement and all other comparable charter documents of such Credit Party;

                           (xiii) certificates from Borrower's insurance broker
setting forth the insurance maintained by Borrower, stating that such insurance is in full force and effect, that all premiums due have been paid and stating that such insurance is adequate and complies with the requirements of Section
8.4 hereof; and

                           (xiv) a report or reports in form, scope and detail
acceptable to Bank of Texas setting forth the results of a review of Borrower's Mineral Interests and other operations, which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Environmental Law or which are likely to result in a material liability to any Credit Party, and/or otherwise reveal any condition or circumstance which would reflect that the representations and warranties contained in Section 7.16 hereof are inaccurate in any respect.

                  (b) Fees and Expenses. All fees and expenses of Bank of Texas and its Affiliates in connection with the credit facility provided herein shall have been paid, subject to Section 14.16.

                  (c) Financial Statements. Bank of Texas shall have received and reviewed, with results satisfactory to Bank of Texas, the Current Financials.

                  (d) No Material Adverse Change. In the sole discretion of Bank of Texas, no Material Adverse Change shall have occurred in the assets, liabilities, financial condition or prospects of any Credit Party.

                  (e) No Legal Prohibition. The transactions contemplated by this Agreement and the other Loan Documents shall be permitted by applicable Law and regulation and shall not subject any Agent, any Bank, or any Credit Party to any material adverse change in their assets, liabilities, financial condition or prospects.

                  (f) No Litigation. No litigation, arbitration, or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement and/or the other

Loan Documents; and there shall be no order or injunction or other pending or threatened litigation in which there is a reasonable possibility, in Bank of Texas' judgment, of a decision which could materially adversely affect the ability of Borrower to perform under the Loan Documents.

                  (g) Litigation Schedule. Bank of Texas shall have received and reviewed, with results satisfactory to Bank of Texas and its counsel, Schedule 2, showing information regarding any existing litigation affecting Borrower, Parent, or any of the Mineral Interests.

                  (h) Closing Fees. Borrower shall have paid to Bank of Texas any fees payable to Bank of Texas or any Affiliate.

                  (i) Reserve Report. Bank of Texas shall have received and reviewed, with results satisfactory to Bank of Texas, the Reserve Reports for the Borrowing Base Properties.

                  (j) Miscellaneous Information. Bank of Texas shall have received and reviewed, with results satisfactory to Bank of Texas and its counsel, information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrower, Parent, and any Subsidiaries.

                  (k) Debts. Bank of Texas' receipt of satisfactory evidence that Borrower has no outstanding indebtedness other than the Loan and trade accounts payable and taxes incurred in the ordinary course of business.

                  (l) Existing Hedges. Borrower shall not have entered into any Oil and Gas Hedge Transaction, and no Oil and Gas Hedge Transaction shall exist, except for Oil and Gas Hedge Transactions that would result in a price per barrel or mcf higher than the base case price used by Bank of Texas in the most-recent engineering evaluation of the Borrowing Base Properties, adjusted for variances between the hedging price and Borrower's actual product price as determined by Bank of Texas.

                  (m) Investment Account. Borrower's establishment of its primary investment accounts with Bank of Texas.

                  (n) Other Matters. All matters related to this Agreement, the other Loan Documents, or any Credit Party shall be acceptable to Administrative Agent and each Bank in their sole discretion, and Borrower shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Documents, or any Credit Party as Administrative Agent or any Bank shall request.

         Section 6.2. Conditions to each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of any Letter of Credit Issuer to issue Letters of Credit on the date any Letter of Credit is to be issued are subject to the further satisfaction of the following conditions:

                  (a) timely receipt by Administrative Agent of a Request for Borrowing or Request for Letter of Credit (as applicable);

                  (b) immediately before and after giving effect to such Borrowing or issuance of Letter of Credit, no Default or Event of Default shall have occurred and be continuing and neither such Borrowing nor the issuance of such Letter of Credit (as applicable) shall cause a Default or Event of Default;

                  (c) the representations and warranties of each Credit Party contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the issuance of such Letter of Credit (as applicable), except to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct in all material respects as of such date;

                  (d) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) and all other Borrowings to be made and/or Letters of Credit to be issued (as applicable) on the same day under this Agreement, shall not cause a Borrowing Base Deficiency; and

                  (e) following the issuance of any Letters of Credit, the aggregate Letter of Credit Exposure of all Banks shall not exceed $4,000,000;

                  (f) there has been no Material Adverse Change; and

                  (g) there is no existing Default.

Each Borrowing and the issuance of each Letter of Credit hereunder shall constitute a representation and warranty by Borrower that on the date of such Borrowing or issuance of such Letter of Credit (as applicable) the statements contained in subclauses (b), (c), (d), (e), (f), and (g) above are true.

         Section 6.3. Conditions to Borrowing after the Loan is Secured. The obligation of each Bank to loan its Commitment Percentage of any Borrowing hereunder after Administrative Agent's determination that Borrower has failed to meet any of the Triggering Events, and the obligation of Administrative Agent to issue (or cause another Bank to issue), any Letter of Credit thereafter, is subject to the satisfaction of each of the following conditions:

                  (a) Deliveries. Administrative Agent shall have received each of the following documents, instruments, and agreements, each of which shall be in Proper Form and executed in such counterparts as shall be acceptable to Administrative Agent:

                           (i) the Pledge Agreement duly executed and delivered
by Parent together with (A) certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the issued and outstanding Equity of Borrower of every class, which certificates shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and
(B) such financing statements executed by Parent as Administrative Agent shall request to evidence and perfect the Liens granted pursuant to such Pledge Agreement;

                           (ii) the Mortgages, duly executed and delivered by
Borrower and all other appropriate Subsidiaries, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements; and

                           (iii) appropriate resolutions of the Credit Parties
signing the Pledge Agreement and the Mortgages.

                  (b) Title Review. Administrative Agent or its title counsel shall have completed a review of title (including limited opinions of title) with respect to the Title Required Reserve Value of all Borrowing Base Properties, and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 7.9 hereof are inaccurate in any respect.

                  (c) Lien Priority. Administrative Agent is provided satisfactory evidence that Administrative Agent holds, for the ratable benefit of Banks, first-priority perfected Liens in all collateral covered by the Pledge Agreement and the Mortgages, subject to no other Liens other than Permitted Encumbrances.

         Section 6.4. Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Parent and Borrower jointly and severally represent and warrant that each of the following statements is true and correct on the date hereof and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit, except to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct as of such date:

         Section 7.1. Existence and Power. Each of the Credit Parties (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization (as applicable),
(b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

         Section 7.2. Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents by each Credit Party (as applicable) (a) are within such Credit Party's corporate, partnership, or limited liability company powers (as applicable), (b) have been duly authorized by all necessary corporate, partnership, or limited liability company action (as applicable), (c) require no action by or in respect of, or filing with, any Governmental Authority or official, and (d) do not contravene, or constitute a default under, any provision of applicable Law or regulations (including, without limitation, the Margin Regulations) or of the articles of association, partnership agreement, certificate of limited partnership, articles of incorporation, certificate of incorporation, bylaws, regulations or other organizational documents (as applicable) of any such Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any such Credit Party or result in the creation or imposition of any Lien on any asset of any such Credit Party except Liens securing the Obligations.

         Section 7.3. Binding Effect. This Agreement constitutes a valid and binding agreement of Parent and Borrower; the other Loan Documents when executed and delivered in accordance with this Agreement, will then constitute valid and binding obligations of each Credit Party (to the extent a party thereto); and each of the Loan Documents is enforceable against each such Credit Party (to the extent a party thereto) in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 7.4. Financial Information. (a) The Current Financials fairly present, in conformity with GAAP, the consolidated financial position of Parent and Borrower and their consolidated results of operations and cash flows as of the date and for the periods covered thereby.

                  (b) There has been no Material Adverse Change in the business, financial position, results of operations or prospects of any Credit Party since the date of the most recent balance sheet included in the Current Financials.

         Section 7.5. Litigation. Except for matters disclosed on Schedule 2, there is no action, suit or proceeding pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party before any court, arbitrator, Governmental Authority or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which could in any manner draw into question the validity of the Loan Documents.

         Section 7.6. ERISA. No Credit Party nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA. Each Plan maintained by any Credit Party or any ERISA Affiliate is in compliance in all material respects with all applicable Laws. Except in such instances where an omission or failure would not have a Material Adverse Effect, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and (b) no Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to Parent's or Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and no Credit Party nor any ERISA Affiliate has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Credit Party having a Material Adverse Effect. Except in such instances where an omission or failure would not have a Material Adverse Effect, each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. No Credit Party nor any ERISA Affiliate has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan which would result in liability of any Credit Party having a Material Adverse Effect. No Credit Party nor any ERISA Affiliate maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under Section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not have a Material Adverse Effect. No Credit Party nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

         Section 7.7. Taxes and Filing of Tax Returns. Each Credit Party has filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable, other than Taxes with respect to which a failure to pay would not have a Material Adverse Effect. Neither Parent nor Borrower knows of any proposed material Tax assessment against any Credit Party, and all Tax liabilities of each Credit Party and their predecessors are adequately provided for. Except as disclosed in writing to Banks, no income tax liability of any Credit Party, or any of their predecessors has been asserted by the Internal Revenue Service for Taxes in excess of those already paid.

         Section 7.8. Title to Properties; Liens. Each Credit Party has good and valid title to all material assets purported to be owned by them, including, without limitation, all material assets reflected in the Current Financials and any subsequent financial statements delivered to Banks pursuant to Sections 10.2, and none of such assets are subject to any Lien other than Permitted Encumbrances.

         Section 7.9. Mineral Interests. (a) Borrower has good and defensible title to all Borrowing Base Properties (except for Borrowing Base Properties disposed of in compliance with, and to the extent permitted by, Section 9.5 to the extent this representation and warranty is made or deemed made after the Closing Date), free and clear of all Liens, except Permitted Encumbrances and Immaterial Title Deficiencies, and will have full authority to create Liens thereon in favor of Administrative Agent for the ratable benefit of Banks, (b) with the exception of Immaterial Title Deficiencies, all Borrowing Base Properties are valid, subsisting, and in full force and effect, and all rentals, royalties and other amounts due and payable in respect thereof have been duly paid, (c) without regard to any consent or non-consent provisions of any joint operating agreement covering any of such Mineral Interests and with the exception of Immaterial Title Deficiencies, Borrower's share of (i) the costs for each Borrowing Base Property is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (ii) production from, allocated to, or attributed to each such Borrowing Base Property is not less than the decimal fraction set forth in such Reserve Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI" or similar terms, and (d) each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (A) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower is receiving payments for its share of production, and no funds in respect of any thereof will be held in suspense, and (B) to Parent's and Borrower's knowledge, has been drilled, bottomed, completed and operated in compliance with all Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

         Section 7.10. Business; Compliance. Each Credit Party has performed and abided by all obligations required to be performed under each license, permit, order, authorization, grant, contract, agreement, or regulation to which such Credit Party is a party or by which such Credit Party or any of the assets of such Credit Party are bound to the extent a failure to perform and abide by such obligations could have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any such Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, neither Parent nor Borrower has any knowledge that any such obligation remains unperformed in any material respect, and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the industry.

         Section 7.11. Licenses, Permits, Etc. Each Credit Party possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of tribunals, as are necessary to carry on their businesses as now being conducted except to the extent a failure to obtain any such item would not have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, neither Parent nor Borrower has any knowledge that possession of such items has not been obtained, and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the industry.

         Section 7.12. Compliance with Law. The business and operations of each Credit Party have been and are being conducted in accordance with all applicable Laws, rules and regulations of all tribunals and Governmental Authorities, other than Laws, rules and regulations the violation of which could not (either individually or collectively) have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, neither Parent nor Borrower has any knowledge of non-compliance and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the industry.

         Section 7.13. Ownership Interests. The Reserve Reports most recently provided to Banks accurately reflect, and all Reserve Reports hereafter delivered pursuant to this Agreement will accurately reflect, in all material respects, the ownership interests in the Mineral Interests referred to therein (including all before and after payout calculations).

         Section 7.14. Full Disclosure. All information heretofore furnished by any Credit Party (or any other party on any Credit Party's behalf) to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Credit Party or on behalf of any Credit Party to any Agent or any Bank will be, true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Parent and Borrower have disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to have a Material Adverse Effect, or might affect the business, operations, prospects or condition, financial or otherwise, of each Credit Party or the ability of each Credit Party to perform its obligations under this Agreement and the other Loan Documents.

         Section 7.15. Organizational Structure; Nature of Business. Each Credit Party is engaged only in the business of acquiring, exploring, developing and operating Mineral Interests and the production, marketing, processing and transporting of Hydrocarbons therefrom. Schedule 3 accurately reflects, as of the date hereof (i) the jurisdiction of incorporation or organization of each Credit Party, (ii) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (iii) the authorized, issued and outstanding stock, partnership or limited liability interests of each Credit Party, including the names of (and number of shares or other equity interests held by) the record and beneficial owners of such interests, and (iv) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase capital stock, partnership or limited liability company interests of each Credit Party. Except as set forth in this Section and in Schedule 3, no Person holds record or beneficial ownership of any capital stock or other equity interest in Borrower or any other Subsidiary of Parent or any other right or option to acquire any capital stock or other equity interest in Borrower or any other Subsidiary of Parent and, without limiting the foregoing, there are not outstanding any warrants, options, subscription rights or other rights to purchase stock or other equity interests in Borrower or any other Subsidiary of Parent. No Credit Party has made or presently holds any Investments other than Permitted Investments. Except as set forth in Schedule 3, Borrower does not have any Subsidiaries, and no Credit Party is a partner or joint venturer in any partnership or joint venture or a member of any unincorporated association.

         Section 7.16. Environmental Matters. No real or personal property owned or leased by any Credit Party (including without limitation, Borrower's Mineral Interests) and no operations conducted thereon, and to Parent's or Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Environmental Law other than violations which neither individually nor in the aggregate will have a Material Adverse Effect, nor is any such property or operation the subject of any existing, pending or, to Parent's or Borrower's knowledge, threatened Environmental Complaint which could, individually or in the aggregate, have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or operated by any Credit Party, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a Material Adverse Effect. All Hazardous Substances, if any, generated at any and all real and personal property owned, leased or operated by any Credit Party have been transported, treated, and disposed of only by carriers maintaining valid permits under RCRA and all other Environmental Laws. There have been no Hazardous Discharges which were not in compliance with Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, have a Material Adverse Effect. No Credit Party has any contingent liability in connection with any Hazardous Discharges which could have a Material Adverse Effect.

         Section 7.17. Burdensome Obligations. No Credit Party nor any of the properties of any Credit Party is subject to any Law or regulation or subject to any restriction under the articles or certificate of incorporation, certificate of limited partnership, partnership agreement, bylaws, regulations or other organizational documents of any Credit Party or under any agreement or instrument to which any Credit Party is a party or by which any of their properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect. Without limiting the foregoing, no Credit Party is a party to or bound by an agreement or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of such party to make Distributions other than restrictions binding on the Credit Parties set forth in this Agreement.

         Section 7.18. Government Regulations. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law or regulation which regulates the incurring by it of Debt, including, but not limited to, Laws relating to common carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 7.19. Fiscal Year. Each of Parent's and Borrower's Fiscal Year is October 1 through September 30.

         Section 7.20. No Default. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Documents.

         Section 7.21. Insider. No Credit Party is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of any Credit Party is an "executive officer," "director" or "shareholder" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

         Section 7.22. Gas Balancing Agreements and Advance Payment Contracts. On the date of this Agreement, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $250,000.


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                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Parent and Borrower jointly and severally covenant and agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         Section 8.1. Business of Credit Parties. The primary business of the Credit Parties will continue to be the acquisition, exploration, development, and operation of Mineral Interests, and the production and marketing of Hydrocarbons and accompanying elements therefrom.

         Section 8.2. Maintenance of Existence. Each of Parent and Borrower shall, and shall cause each of the other Credit Parties (excluding Castle Offshore LLC, which is being liquidated) to, at all times (a) maintain its corporate, partnership or limited liability company existence (as applicable) in its state of organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could have a Material Adverse Effect.

         Section 8.3. Right of Inspection. Parent and Borrower will permit, and will cause each other Credit Party to permit, any officer, employee or agent of any Agent or any Bank to visit and inspect any of the assets of any Credit Party, examine each Credit Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Credit Party with any of such Credit Party's officers, accountants and auditors, all upon reasonable advance notice and at such reasonable times and as often as any Agent or any Bank may desire, all at the expense of Borrower.

         Section 8.4. Maintenance of Insurance. Parent and Borrower will, and will cause each other Credit Party to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) workers' compensation insurance; (b) employer's liability insurance; (c) general public liability and property damage insurance in respect of all activities in which any Credit Party might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property;
(d) insurance against loss or damage by fire, lightning, hail, tornado, explosion or other similar risk to buildings, building contents and field inventory, excluding wellhead equipment and production facilities; and (e) comprehensive automobile liability insurance. After a Triggering Event, all loss payable clauses or provisions in all policies of insurance maintained by the Credit Parties pursuant to this Section shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent for the ratable benefit of Banks shall have the right to collect, and Parent and Borrower hereby assign to Administrative Agent for the ratable benefit of Banks, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations (or the portion thereof with respect to

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



which such property stands as security), whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect or release same to Borrower.

         Section 8.5. Payment of Taxes and Claims. Parent and Borrower will, and will cause each other Credit Party to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of any Credit Party is subject to levy or execution, (ii) the Credit Parties, as and to the extent required in accordance with GAAP, shall have set aside on their books, reserves (segregated to the extent required by generally accepted accounting practices) deemed by it to be adequate with respect thereto, and (iii) the Credit Parties have notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent.

         Section 8.6. Compliance with Laws and Documents. Parent and Borrower will, and will cause each other Credit Party to, comply with all Laws, their respective articles or certificate of incorporation, certificate of limited partnership, partnership agreement, bylaws, regulations and similar organizational documents and all Material Agreements to which any Credit Party is a party, if a violation, alone or when combined with all other such violations, could have a Material Adverse Effect.

         Section 8.7. Operation of Properties and Equipment. (a) Parent and Borrower will, and will cause each other Credit Party to, maintain, develop and operate its Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such properties so long as such oil and gas leases are capable of producing Hydrocarbons and accompanying elements in paying quantities, to the extent that the failure to so observe and comply could have a Material Adverse Effect.

                  (b) Parent and Borrower will, and will cause each other Credit Party to, comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not have a Material Adverse Effect.

                  (c) Parent and Borrower will, and will cause each other Credit Party to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Credit Party.

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



                  (d) With respect to Mineral Interests of any Credit Party which are operated by operators other than such Credit Party, no Credit Party shall be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section which are performable only by such operators and are beyond the control of such Credit Party, but shall be obligated to seek to enforce such operators' contractual obligations to maintain, develop and operate the Mineral Interests subject to such operating agreements.

         Section 8.8. Further Assurances. Parent and Borrower will, and will cause each other Credit Party to, execute and deliver or cause to be executed and delivered such other and further instruments or documents and take such further action as in the judgment of Administrative Agent may be required to carry out the provisions and purposes of the Loan Documents including, without limitation, to create, preserve, protect and perfect the Liens of Administrative Agent for the ratable benefit of the Banks as required by Article V.

         Section 8.9. Environmental Law Compliance and Indemnity. Parent and Borrower will, and will cause each other Credit Party to, comply in all material respects with all Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Environmental Laws, and (b) all provisions of Environmental Law regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Parent and Borrower will, and will cause each other Credit Party to, promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws. Parent and Borrower hereby jointly and severally indemnify and agree to defend and hold Banks and their successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by any Bank at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Loan, by reason of or arising out of the ownership, construction, occupancy, operation, use and maintenance of any of the collateral for the Loan, including matters arising out of the negligence of Banks; provided, however, this indemnity shall not apply with respect to matters caused by or arising out of (i) the gross negligence or willful misconduct of Banks (IT BEING THE EXPRESS INTENTION HEREBY THAT BANKS SHALL BE INDEMNIFIED FROM THE CONSEQUENCES OF THEIR ORDINARY NEGLIGENCE); and (ii) the construction, occupancy, operation, use and maintenance of the collateral for the Loan by any owner, lessee or party in possession of the collateral for the Loan subsequent to the ownership of the collateral for the Loan by any Credit Party, provided further, however, that this subclause (ii) shall not exclude from the foregoing indemnity and agreement, liability, claims, demands, causes of action, loss, damage, costs and expenses imposed by reason of the ownership of the collateral for the Loan by Banks after purchase by Banks at any foreclosure sale or transfer in lieu thereof from any Credit Party in partial or entire satisfaction of the Loan (unless the same shall be solely attributable to the subsequent use of the collateral by Banks during their ownership thereof). The foregoing indemnity and agreement applies to the violation of any Environmental Law prior to the payment or other satisfaction of the Loan and any act, omission, event or circumstance existing or occurring on or about the collateral for the Loan (including, without limitation, the presence on the collateral for the Loan or release from the collateral for the Loan of asbestos or other Hazardous Substances disposed of or otherwise present in or released prior to the payment or other satisfaction of the Loan). It shall not be a defense to the covenant of Parent and Borrower to indemnify that the act, omission, event or circumstance did not constitute a violation of any Environmental Law at the time of its existence or occurrence. The provisions of this Section shall survive the repayment of the Loan and shall continue thereafter in full force and effect. In the event of the transfer of the Loan or any portion thereof, Banks or any prior holder of the Loan and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Loan.

         Section 8.10. Title Data. Parent and Borrower shall, upon the request of Administrative Agent, cause to be delivered to Administrative Agent such limited title opinions and other information regarding title to Mineral Interests owned by Borrower or any other Credit Party as are appropriate.

         Section 8.11. Deposit Accounts. After a Triggering Event, Parent and Borrower will maintain their operating account and primary deposit accounts at Bank of Texas.

         Section 8.12. Hedge Transactions. After a Triggering Event, Parent and Borrower will maintain a program satisfactory to Administrative Agent for hedging, forward sale, or swap of part of anticipated production from the Proved Developed Producing Reserves.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Parent and Borrower agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         Section 9.1. Incurrence of Debt. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, and (b) other Debt in the aggregate amount outstanding at any time not to exceed $250,000.

         Section 9.2. Restricted Payments. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, declare, pay or make, or incur any liability to declare, pay or make, any Restricted Payment.

         Section 9.3. Negative Pledge. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, create, assume, or suffer to exist any Lien on any asset owned by it (other than Permitted Encumbrances). Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, enter into or become subject to any agreement (other than this Agreement) that prohibits or otherwise restricts the right of any Credit Party to create, assume, or suffer to exist any Lien in favor of Administrative Agent or any Bank on any Credit Party's assets.


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



         Section 9.4. Consolidations and Mergers. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, consolidate or merge with or into any other Person; provided, that, so long as no Default or Event of Default exists or will result, Parent, Borrower or any wholly owned Subsidiary of Parent may merge or consolidate with any other Person so long as Parent, Borrower or any wholly owned Subsidiary of Parent is the surviving corporation or entity.

         Section 9.5. Asset Dispositions. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, sell, lease, transfer, abandon, or otherwise dispose of any asset, other than (a) the sale in the ordinary course of business of Hydrocarbons produced from Borrower's Mineral Interests; and (b) the sale of Mineral Interests having an aggregate sales price not in excess of $1,000,000.00 per year; provided, that (i) Borrower shall provide Administrative Agent with not less than ten (10) Domestic Business Days notice of such sale, pursuant to this clause (b), and (ii) Administrative Agent shall not unreasonably withhold its consent from sales of Mineral Interests in excess of the value limit above, so long as (x) any resulting Borrowing Base Deficiency is immediately eliminated by a single lump sum payment; and (y) there is no existing Event of Default. In no event will Borrower issue, sell, transfer or dispose of, or permit any other Credit Party to issue, sell, transfer or dispose of, any capital stock or other equity interest in any Subsidiary of such Credit Party, nor will Parent or Borrower permit any other Credit Party to issue or sell any capital stock or other equity interest or any option, warrant, or other right to acquire such capital stock or equity interest or security convertible into such capital stock or equity interest to any Person other than the Person which is the direct parent of such issuer on the Closing Date.

         Section 9.6. Amendments to Material Documents. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, enter into or permit any modification or amendment of, grant any material consent under, or waive any material right or obligation of any Credit Party under (a) its certificate or articles of incorporation, bylaws, regulations, certificate of limited partnership, limited partnership agreement, or other organizational documents; or (b) any Closing Document.

         Section 9.7. Use of Proceeds. The proceeds of Borrowings under the Commitment will not be used for any purpose other than (a) to finance the acquisition, exploration, and development of Mineral Interests, (b) the issuance of Letters of Credit, (c) for working capital, (d) for capital expenditures, and
(e) for general corporate purposes. None of the proceeds of the Loan nor any Letter of Credit issued hereunder will be used, directly or indirectly, (i) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (ii) in violation of applicable Law or regulation (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations entered into in the ordinary course of business of Borrower or its Subsidiaries; provided, that, the aggregate Letter of Credit Exposure of all Banks under all Letters of Credit shall not exceed $5,000,000 at any time. Without limiting the foregoing, no Letters of Credit will be issued hereunder for the purpose of or providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party's obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank or an Affiliate of a Bank.


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



         Section 9.8. Investments. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, directly or indirectly, make any Investment other than Permitted Investments.

         Section 9.9. Transactions with Affiliates. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, engage in any material transaction with any of their Affiliates (other than any Credit Party) unless such transaction is generally as favorable to such Credit Party as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

         Section 9.10. ERISA. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to (a) take any action or fail to take any action which would result in a violation of ERISA, the Code or other Laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by any Credit Party or any ERISA Affiliate as of the Closing Date.

         Section 9.11. Hedge Transactions. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, enter into any Oil and Gas Hedge Transactions: (a) which would cause the volume of Hydrocarbons with respect to which a settlement payment is calculated to exceed seventy-five percent (75%) in the case of Oil and Gas Hedge Transactions resulting in a cap on the price to be received, or ninety percent (90%) in the case of Oil and Gas Hedge Transactions resulting only in a floor price, of the anticipated production from Proved Developed Producing Reserves as determined by Administrative Agent, during the period from the immediately preceding settlement date (or the commencement of such Hedge Transactions if there is no prior settlement date) to such settlement date; or (b) which is for a period in excess of two years; or (c) which would result in a price per barrel or mcf lower than the base case price used by Banks in the most-recent engineering evaluation of the Borrowing Base Properties, adjusted for variances between the hedging price and Borrower's actual product price as determined by Banks.

         Section 9.12. Operating Leases. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, incur, become, or remain liable under any Operating Lease which would cause the aggregate amount of all rentals payable by any Credit Party under an Operating Lease in any Fiscal Year to be greater than $450,000.

         Section 9.13. Speculative Hedge Transactions. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, enter into any commodity, interest rate, currency or other swap, option, collar or other derivative transaction pursuant to which any Credit Party speculates on the movement of commodity prices, securities prices, interest rates, financial markets, currency markets or other items; provided, that nothing contained in this Section shall prohibit any Credit Party from (a) entering into interest rate swaps or other interest rate hedge transactions pursuant to which Borrower hedges interest rate risk with respect to the interest reasonably anticipated to be incurred pursuant to this Agreement, (b) entering into Oil and Gas Hedge Transactions permitted by Section 9.11 hereof, or (c) making Permitted Investments.

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



         Section 9.14. Fiscal Year. Neither Parent nor Borrower will change its Fiscal Year.

         Section 9.15. Change in Business. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, make a material change in the character of the business or businesses engaged in by such parties on the date hereof, taken as a whole.

         Section 9.16. Acquisition. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, acquire, in a single transaction or a series of related transactions, all or substantially all of the assets or capital stock (or other outstanding equity interests) of any Person, or all or substantially all of the assets comprising a division of any Person; provided, that, nothing contained in this Section shall prohibit Borrower from making any acquisition of assets consisting of oil and gas properties, or companies owning primarily oil and gas properties, or any other acquisition which is permitted by the terms of this Agreement, including any Permitted Investment.

         Section 9.17. Gas Balancing Agreements. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, incur, become or remain liable for any Material Gas Imbalance.

                                    ARTICLE X

                 FINANCIAL COVENANTS AND REPORTING REQUIREMENTS

         Parent and Borrower agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         Section 10.1. Financial Covenants. Until the Loan and all other obligations and liabilities of Borrower under this Agreement are fully paid and satisfied, and Banks have no further Commitment to lend hereunder, Borrower and Parent agree and covenant that they will, unless Bank otherwise consents in writing, maintain the following financial covenants calculated on a consolidated basis:

                  (a) Parent will maintain a Consolidated Tangible Net Worth of not less than the sum of the following to be tested at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2001: (i) $47,714,000, plus (ii) fifty percent (50%) of Consolidated Net Income accruing after December 31, 2000 (this calculation shall include deferred taxes and exclude non-cash write-downs of reserve values).

                  (b) Parent will maintain at the end of each Fiscal Quarter a minimum Debt Service Coverage Ratio greater than or equal to 1.25 to 1.0.

                  (c) Parent will maintain at the end of each Fiscal Quarter a minimum Interest Coverage Ratio greater than or equal to 3.0 to 1.0.

                  (d) Parent will not permit a Current Ratio as of the end of any Fiscal Quarter to be less than 1.0 to 1.0.

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



                  (e) So long as no Event of Default or Borrowing Base Deficiency has occurred or is continuing, and the distribution will not cause an Event of Default, Borrower shall be permitted quarterly distributions (collectively the "Permitted Distributions") in an amount not to exceed the lesser of (A) $750,000.00, or (B) fifty percent (50%) of Net Income as defined below. "Net Income" is defined as Borrower's after-tax net income, for the trailing four Fiscal Quarters, divided by four, as determined under GAAP; and non-cash write-downs of reserve values will be excluded from this calculation. Permitted Distributions shall be distributed quarterly in arrears.

         Section 10.2. Reporting Requirements. Parent and Borrower will deliver, or cause to be delivered, to each Bank:

                  (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Parent and Borrower, consolidated balance sheets of Parent and Borrower as of the end of such Fiscal Year and the related consolidated income statement, a statement of cash flows, a statement of operations, a statement of changes in shareholders' equity, and a statement of contingent liabilities for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Parent and Borrower (as applicable) in accordance with GAAP, audited by a firm of independent public accountants of nationally recognized standing acceptable to Administrative Agent, certified by the chief financial officer or the chief accounting officer of Parent and Borrower (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting the financial condition of Parent and its Consolidated Subsidiaries as of the close of the Fiscal Year and the results of their operations for the Fiscal Year, and
(iii) as having been prepared in accordance with GAAP, consistently applied;

                  (b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Parent and Borrower, consolidated balance sheets of Parent and Borrower as of the end of such Fiscal Quarter and the related consolidated statements of income and cash flow for such Fiscal Quarter and for the portion of Parent's and Borrower's Fiscal Year ending at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent's and Borrower's previous Fiscal Year, and certified by the chief financial officer or the chief accounting officer of Parent and Borrower (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting the financial condition of Parent and its Consolidated Subsidiaries as of the close of the Fiscal Quarter and the results of their operations for the Fiscal Quarter, and
(iii) as having been prepared in accordance with GAAP, consistently applied;

                  (c) simultaneously with the delivery of each set of financial statements referred to in Sections 10.2(a) and (b), a certificate of the chief financial officer or the chief accounting officer of Parent and Borrower in the form of Exhibit E, (i) setting forth, in the case of Parent, in reasonable detail the calculations required to establish whether Parent was in compliance with the requirements of Article X on the date of such financial statements,
(ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Parent and/or Borrower is taking or proposes to take with respect thereto, (iii) stating whether or not any Material Adverse Change has occurred during the period covered by such financial statements, and if any Material Adverse Change has occurred, setting forth the details thereof, (iv) stating whether or not such financial statements fairly present in all material respects the results of operations and financial condition of Parent and Borrower (as applicable) as of the date of the delivery of such financial statements and for the period covered thereby, (v) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party are bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party are bound which have not been satisfied by delivery of production, if any, and (vi) a summary of the Hedge Transactions to which any Credit Party is a party on such date;

                  (d) After any Triggering Event, Borrower will provide to Banks, within forty-five (45) days after the end of each calendar quarter, a hedge transaction report and a gas balancing report, all in Proper Form and duly certified by an Authorized Officer (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with GAAP, consistently applied;

                  (e) After any Triggering Event, Borrower will provide to Banks, within sixty (60) days of the end of each month, a monthly report on a lease-by-lease or unit basis, showing the gross proceeds from the sale of oil, gas, and associated hydrocarbons produced from the Mineral Interests, the quantity of oil, gas, and associated hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, the lease operating expenses, tangible drilling costs, and capital expenditures, the number of wells operated, drilled, or abandoned, the name, address, telephone number, and contact with the first purchaser of production for all of the Mineral Interests, and such other information as Administrative Agent may reasonably request;

                  (f) At any time upon request by Administrative Agent and within thirty (30) days of any change thereafter, a list showing the name and address of each purchaser of any Hydrocarbons produced from or attributable to the Mineral Interests;

                  (g) immediately upon any Authorized Officer of any Credit Party becoming aware of the occurrence of any Default, including, without limitation, a Default under Article X, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Parent and/or Borrower is taking or proposes to take with respect thereto;

                  (h) prompt notice (i) of any Material Adverse Change in the financial condition of any Credit Party, or (ii) of the occurrence of any acceleration of the maturity of any Debt owing by any Credit Party or any default under any indenture, mortgage, agreement, contract or other instrument to which it is a party or by which it or any of its properties is bound, if such default or acceleration might have a Material Adverse Effect;

                  (i) promptly upon the mailing thereof to the stockholders of Parent and/or Borrower generally, copies of all financial statements, material reports and proxy statements so mailed;

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



                  (j) promptly upon filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which Parent or Borrower shall have filed with the Securities and Exchange Commission; provided, that Parent and Borrower must deliver, or cause to be delivered, any annual reports which Parent or Borrower shall have filed with the Securities and Exchange Commission within ninety (90) days after the end of each Fiscal Year of Parent or Borrower (as applicable) and any quarterly reports which Parent or Borrower shall have filed with the Securities and Exchange Commission within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Parent or Borrower (as applicable);

                  (k) promptly upon receipt of same, any notice or other information received by any Credit Party indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Environmental Law which could result in liability to any Credit Party for fines, clean up or any other remediation obligations or any other liability in excess of $100,000 in the aggregate; (ii) release or threatened release of any Hazardous Discharge which release would impose on any Credit Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Environmental Law which could result in liability to any such Credit Party for fines, clean up and other remediation obligations or any other liability in excess of $100,000 in the aggregate; or (iii) the existence of any Lien arising under any Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $100,000 in the aggregate; without limiting the foregoing, Borrower shall provide to Banks promptly upon receipt of same copies of all environmental consultants or engineers reports received by any Credit Party which would render the representations and warranties contained in Section 7.16 untrue or inaccurate in any material respect;

                  (l) in the event any notification is provided by any Credit Party to any Bank or any Agent pursuant to Section 10.2(k) hereof or any Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall, within ninety (90) days of such request, cause to be furnished to each Bank a report by an environmental consulting firm acceptable to Administrative Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Administrative Agent and Required Banks) and detailing the findings, conclusions, and recommendations of such consultant; Borrower shall bear all expenses and costs associated with such review and updates thereof, as well as all remediation or curative action recommended by any such environmental consultant;

                  (m) On or before October 31 of each year, a Reserve Report dated as of the prior September 30, prepared by an independent petroleum engineer or engineering firm acceptable to Bank, and on or before April 30 of each year, a Reserve Report dated as of the prior March 31, prepared by Borrower, both reports to be prepared on a consistent basis in accordance with the customary standards and procedures of the petroleum industry, estimating the quantity of oil, gas, and associated hydrocarbons recoverable from the Borrower's oil and gas properties and the projected income and expense attributable to the oil and gas properties, including, without limitation, a description of reserves, net revenue interests and working interests attributable to the reserves, rates of production, gross revenues, operating expenses, ad valorem taxes, capital expenditures necessary to cause the oil and gas properties to achieve the rate of production set forth

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in the report, net revenues and present value of future net revenues attributable to the reserves and production therefrom, a statement of the assumptions upon which the determinations were made and any other matters related to the operations of the oil and gas properties and the estimated income therefrom; and

                  (n) from time to time such additional information regarding the financial condition or business of each Credit Party as Administrative Agent, at the request of any Bank, may reasonably request.

         Section 10.3. ERISA Reporting Requirements. Parent and Borrower shall furnish, or cause to be furnished, to Administrative Agent:

                  (a) promptly and in any event (i) within thirty (30) days after any Credit Party or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of any Credit Party or any ERISA Affiliate has occurred, and (ii) within ten (10) days after any Credit Party or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan of any Credit Party or any ERISA Affiliate has occurred or a request for minimum funding waiver under Section 412 of the Code with respect to any Plan of any Credit Party or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

                  (b) promptly and in any event within two (2) Domestic Business Days after receipt thereof by any Credit Party or any ERISA Affiliate from the PBGC, copies of each notice received by any Credit Party or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (c) promptly and in any event within thirty (30) days after the receipt by any Credit Party of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by any Credit Party or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

                  (d) promptly, and in any event within ten (10) Domestic Business Days after receipt thereof, a copy of any correspondence any Credit Party or any ERISA Affiliate receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan asserting withdrawal liability pursuant to Section 4219 or 4202 of ERISA upon any Credit Party or any ERISA Affiliate, and a statement from the chief financial officer of such Credit Party or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which such Credit Party or such ERISA Affiliate is taking or proposes to take with respect thereto;

                  (e) notification within thirty (30) days of the effective date thereof of any material increases in the benefits of any existing Plan which is not a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), or the establishment of any new Plans, or the commencement of

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contributions to any Plan to which any Credit Party or any ERISA Affiliate was not previously contributing;

                  (f) notification within three (3) Domestic Business Days after any Credit Party or any ERISA Affiliate knows or has reason to know that any such Credit Party or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of
Section 4041(c) of ERISA and a copy of such notice; and

                  (g) promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Credit Party or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined would not have a Material Adverse Effect.

                                   ARTICLE XI

                                    DEFAULTS

         Section 11.1. Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

                  (a) Borrower shall fail to pay when due any principal of any Note or any reimbursement obligation with respect to any Letters of Credit when due;

                  (b) Borrower shall fail to pay any accrued interest due and owing on any Note or any fees or any other amount payable hereunder when due;

                  (c) any Credit Party shall fail to observe or perform any covenant or agreement applicable thereto contained in this Agreement or the other Loan Documents (other than those covered by Sections 11.1(a) and (b));

                  (d) any Credit Party shall fail to cause the financial statements described in Section 10.2(a) to be accompanied by the opinion without qualification (except for qualifications required by changes in accounting methods with which such Credit Party's auditors concur) of the accountants preparing such opinion, that such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial position and results of operations of such Credit Party;

                  (e) any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in this Agreement or by any Credit Party or any other Person on behalf of any Credit Party in any other Loan Documents or any other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;


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                  (f) any Credit Party shall fail to make any payment when due on any Debt in a principal amount equal to or greater than $500,000, or any event or condition (i) shall occur which results in the acceleration of the maturity of any Debt of any such Credit Party in a principal amount equal to or greater than $100,000, or (ii) shall occur which entitles (or, with the giving of notice or lapse of time or both, would unless cured or waived, entitle) the holder of such Debt to accelerate the maturity thereof;

                  (g) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or partnership action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy Laws as now or hereafter in effect;

                  (i) one (1) or more judgments or orders for the payment of money aggregating in excess of $500,000 shall be rendered against any Credit Party and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of sixty (60) days, or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

                  (j) any Credit Party shall incur Environmental Liabilities which, individually or when considered in the aggregate, exceed $250,000;

                  (k) this Agreement or any other Loan Documents shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason (other than the express release thereof by a written instrument executed by Administrative Agent in accordance with the Loan Documents) cease to be a valid, first priority, perfected Lien upon any of the property purported to be covered thereby; or

                  (l) a Change of Control shall occur;


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and after the expiration of the notice and cure period required by Section 11.2 below, then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Required Banks, terminate the Commitment and it shall thereupon terminate, and (b) if requested by Required Banks, take such other actions as may be permitted by the Loan Documents, including, without limitation, declaring the Notes, or any of them (together with accrued interest thereon) to be, and the Notes, or any of them, shall thereupon become, immediately due and payable; provided that in the case of any of the Events of Default specified in Section 11.1(g) or (h), without any notice to Borrower or any other Credit Party or any other act by Administrative Agent or Banks, the Commitment shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

         Section 11.2. Notice and Cure. Upon any Event of Default because of the failure to pay any sums owed to Banks, Administrative Agent shall provide Borrower with written notice of the Event of Default and Borrower shall have three (3) Domestic Business Days after notice in order to cure the default prior to acceleration of the Notes and exercise of any remedies. Upon any other Event of Default, Administrative Agent shall provide Borrower with written notice of the default and Borrower shall have thirty (30) days after notice in order to cure the default prior to acceleration of the Notes and exercise of any remedies; except (i) no written notice is required for Events of Default that Borrower discovers and reports to Administrative Agent, but Borrower shall have the benefit of any applicable cure period required herein, (ii) Borrower shall have no notice or cure period in the case of any of the Events of Default specified in Section 11.1(g) or (h), and (iii) the Credit Parties shall not be entitled to more than two (2) notices and periods of cure during any calendar year.

                                   ARTICLE XII

                                     AGENTS

         Section 12.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes, the Mortgages and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto; provided that, as between and among Banks and Agents, no Agent will prosecute, settle or compromise any claim against Borrower or any other Credit Party, or release or institute enforcement proceedings, except with the consent of Required Banks. Each Bank, Parent and Borrower agree that none of the Agents is a fiduciary for Banks or for Parent or Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for Parent or Borrower and Banks and that no Agent has any duties or responsibilities to Banks, Parent or Borrower except those expressly set forth herein.

         Section 12.2. Agents and Affiliates. Each Agent in its individual capacity and not as Agent hereunder shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent hereunder and each

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Agent in its individual capacity and not as Agent hereunder may accept deposits from, lend money to, and generally engage in any kind of business with any Credit Party and any of their Affiliates as if it were not an Agent hereunder.

         Section 12.3. Action by Agents. The obligations of Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article XI. Notwithstanding the administrative authority delegated to Agents, no Agent shall, without the prior written approval of all Banks, cause or permit any modification of the Loan Documents which would (a) increase the Commitment of any Bank or subject any Bank to any additional obligations, (b) forgive any of the principal or reduce the rate of interest on the Loan or any fees hereunder,
(c) postpone the Termination Date or any other date fixed for payment of principal of or interest on the Loan or any fees hereunder, (d) change the percentage of the Total Commitment, or the number of Banks which shall be required for Banks or any of them to take any action under Section 14.2 or any other provision of this Agreement, (e) permit any Credit Party to assign any of its rights hereunder, (f) amend or waive any of the provisions of Article IV or of the definitions contained in Section 1.1 applicable thereto, or (g) provide for the release or substitution of collateral for the Loan other than releases required pursuant to sales of collateral which are expressly permitted under
Section 9.5. Subject to the foregoing, each Agent shall make such requests or take such actions in respect of any Credit Party as Required Banks shall direct. Further, subject to the foregoing, each Agent shall grant such waivers, consents or approvals in favor of any Credit Party as Required Banks shall direct.

         Section 12.4. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Credit Party), independent public accountants, third party engineers and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants, engineers or experts.

         Section 12.5. Liability of Agents. None of the Agents nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by such Agent in connection herewith (a) with the consent or at the request of Required Banks, or (b) in the absence of its own gross negligence or willful misconduct, IT BEING THE INTENTION OF BANKS THAT SUCH PARTIES SHALL NOT BE LIABLE FOR THE CONSEQUENCES OF THEIR ORDINARY NEGLIGENCE. None of the Agents nor any of their respective officers, directors, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of any Credit Party, (iii) the satisfaction of any condition specified in Article VI, except receipt of items required to be delivered to Administrative Agent, or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or upon any oral notice which such Agent believes will be confirmed in writing by the proper party or parties. If any Agent fails to take any action required to be taken by it under the Loan Documents after the occurrence of an Event of Default and within a

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reasonable time after being requested to do so by any Bank (after such requesting Bank has obtained the approval of such other Banks as required), such Agent shall not suffer or incur any liability as a result thereof, but such requesting Bank may request such Agent to resign, whereupon such Agent shall so resign pursuant to Section 12.9.

         Section 12.6. Delegation of Duties. Each Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys, or agents.

         Section 12.7. Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage, indemnify each Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder, including without limitation, matters arising out of such Agent's own negligence, IT BEING THE INTENTION OF EACH BANK THAT EACH AGENT SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS ORDINARY NEGLIGENCE.

         Section 12.8. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         Section 12.9. Successor Agents. Any Agent may resign at any time by giving written notice thereof to Banks and Borrower. In addition, Borrower may, prior to a Default, request the designation by Banks of a successor Agent. Upon any such request by Borrower or resignation by such Agent, Required Banks shall have the right to appoint a successor Agent, which shall be one of the Banks. If no successor Agent shall have been so appointed by Required Banks and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or Borrower's request for a successor Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, which shall
(a) be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and (b) unless the successor Agent is a Bank, be reasonably acceptable to Borrower. Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent's resignation hereunder, the provisions of this Section shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Borrower shall be entitled to recommend a successor Agent at the time of designation of any successor Agent pursuant to this Section. Banks shall give due consideration to the successor nominated by Borrower, but shall have no obligation to approve such nominee.


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                                  ARTICLE XIII

                       PROTECTION OF YIELD; CHANGE IN LAWS

         Section 13.1. Basis for Determining Interest Rate Applicable to Eurodollar Tranches Inadequate. If on or prior to the first day of any Interest Period with respect to a Borrowing:

                  (a) Administrative Agent is advised by any Bank that deposits in dollars (in the applicable amounts) are not being offered to such Bank(s) in the relevant market for such Interest Period, or

                  (b) Banks having fifty percent (50%) or more of the aggregate amount of the Total Commitment advise Administrative Agent that the Adjusted LIBOR Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their respective shares of the requested Borrowing which will be subject to a Eurodollar Tranche for such Interest Period, then, in such event, Administrative Agent shall give notice thereof to Borrower and Banks, whereupon the obligations of Banks to allow interest to be computed by reference to the Adjusted LIBOR Rate shall be suspended until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist. Unless Borrower notifies Administrative Agent at least two (2) Domestic Business Days before the date of any Borrowing for which a Request for Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         Section 13.2. Illegality of Eurodollar Tranches. (a) If, after the date of this Agreement, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund any portion of the Loan subject to a Eurodollar Tranche and such Bank shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other Banks and Borrower. Until such Bank notifies Borrower and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to maintain or fund any portion of the Loan subject to a Eurodollar Tranche shall be suspended. Before giving any notice to Administrative Agent pursuant to this Section, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any portion of the Loan outstanding subject to a Eurodollar Tranche to maturity and shall so specify in such notice, Borrower shall immediately convert the principal amount of the Loan which is subject to a Eurodollar Tranche to a Base Rate Tranche of an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks).

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                  (b) No Bank shall be required to make the Loan (or any portion thereof) hereunder if the making of the Loan (or any portion thereof) would be in violation of any Law applicable to such Bank.

         Section 13.3. Increased Cost of Eurodollar Tranche. If after the date hereof, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency:

                  (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to maintaining or funding any portion of the Loan subject to a Eurodollar Tranche, its Note or its obligation to allow interest to be computed by reference to the Adjusted LIBOR Rate shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on any portion of the Loan which is subject to any Eurodollar Tranche or any other amounts due under this Agreement in respect of any portion of the Loan which is subject to any Eurodollar Tranche or its obligation to allow interest to be computed by reference to the Adjusted LIBOR Rate (except for changes in the rate of Tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Tranche any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or the applicable interbank Eurodollar market or any other condition affecting Eurodollar Tranches, its Note or its obligation to allow interest to be computed by reference to the Adjusted LIBOR Rate;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of funding or maintaining any portion of the Loan subject to a Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within five (5) days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of

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



manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Section 13.4. Base Rate Tranche Substituted for Affected Eurodollar Tranche. If (a) the obligation of any Bank to fund or maintain any portion of the Loan subject to a Eurodollar Tranche has been suspended pursuant to Section 13.2, or (b) any Bank has demanded compensation under Section 13.3 and Borrower shall, by at least five (5) Eurodollar Business Days prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) any Tranche which would otherwise be characterized by such Bank as a Eurodollar Tranche shall instead be deemed a Base Rate Tranche (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks); and

                  (b) after all of its Eurodollar Tranches have been repaid, all payments of principal which would otherwise be applied to repay Eurodollar Tranches shall be applied to repay its Base Rate Tranches instead.

         Section 13.5. Capital Adequacy. If after the date hereof, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof, by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law), shall:

                  (a) impose, modify or deem applicable any reserve, special deposit, compensatory loan, deposit insurance, capital adequacy, minimum capital, capital ratio or similar requirement against all or any assets held by, deposits or accounts with, credit extended by or to, or commitments to extend credit or any other acquisition of funds by any Bank (or its Lending Office), or impose on any Bank (or its Lending Office) any other condition, with respect to the maintenance by such Bank of all or any part of its Commitment; or

                  (b) subject any Bank (or its Lending Office) to, or cause the termination or reduction of a previously granted exemption with respect to, any Tax with respect to the maintenance by such Bank of all or any part of its Commitment (other than Taxes assessed against such Bank's overall net income); and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of maintaining its Commitment or to reduce the amount of any sums received or receivable by it (or its Lending Office) under this Agreement or any other Loan Documents, or to reduce the rate of return on such Bank's equity in connection with this Agreement, as the case may be, by an amount which such Bank deems material;

then, in any such case, within five (5) days of demand by such Bank (or its Lending Office) (with a copy to Administrative Agent), Borrower shall pay to such Bank (or its Lending Office) such additional amount or amounts as will compensate such Bank for any additional cost, reduced

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benefit, reduced amount received or reduced rate of return. Each Bank will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Without limiting the foregoing, in the event any event or condition described in this Section shall occur or arise which relates to the maintenance by any Bank of that part of its Commitment which is in excess of its Commitment Percentage of the Borrowing Base then in effect (such excess portion of such Commitment of any Bank is hereinafter referred to as its "Surplus Commitment"), such Bank shall notify Administrative Agent and Borrower of the occurrence of such event or the existence of such condition and of the amount of a fee (to be computed on a per annum basis with respect to such Bank's Surplus Commitment) which such Bank determines in good faith will compensate such Bank for such additional cost, reduced benefit, reduced amount received or reduced rate of return. Within five (5) Domestic Business Days following receipt of such notice, Borrower shall notify such Bank whether it accepts or rejects such fee (if Borrower fails to timely respond to such notice it will be deemed to have accepted such fee). If Borrower rejects such fee, the applicable Commitment of each Bank will be automatically and permanently reduced to the Borrowing Base applicable to such Commitment and then in effect. If Borrower accepts such fee, such fee shall accrue from and after the date of such Bank's notice and shall be payable in arrears (based on the daily average balance of such Bank's Surplus Commitment) on the last day of each Fiscal Quarter and on the Termination Date. Such fee shall be in lieu of any amounts to which such Bank would otherwise be entitled in respect of its Surplus Commitment pursuant to the other provisions of this Section for the period on and after the date of such notice unless such Bank determines that such fee is not adequate to fully compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return such Bank may thereafter incur in respect of such Bank's Surplus Commitment. In that event such Bank shall be entitled to such additional compensation to which such Bank is otherwise entitled pursuant to this Section.

         Section 13.6. Taxes. All amounts payable by Borrower under the Loan Documents (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Bank shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If Borrower is prohibited by Law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Documents) Borrower shall pay to or for the account of such Bank such additional amount as may be necessary in order that the actual amount received by such Bank after deduction and/or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Bank would have received if such deduction or withholding were not made.

         Section 13.7. Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank

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had actually funded and maintained the Loan (or any portion thereof) subject to a Eurodollar Tranche during the Interest Period for the Loan (or any portion thereof) through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given (a) if to any Agent or any Bank, to such party at its address or telecopy number set forth on Schedule 1, or (b) if to Parent or Borrower, to such party at its address or telecopy number set forth on the signature pages hereto or such other address or telecopy number as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower, as the case may be. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by overnight delivery, messenger or any other means, when delivered at the address specified in this Section; provided that notices to Administrative Agent under Article II or XIII shall not be effective until received.

         Section 14.2. Waivers and Amendments; Acknowledgments. (a) No failure or delay (whether by course of conduct or otherwise) by any Bank or any Agent in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank or any Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Documents and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Required Banks and/or Administrative Agent in accordance with Section 14.2(c) hereof, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in compliance with subclause (c) to this Section.

                  (b) Each of Parent and Borrower represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any

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representation, warranty, covenant or undertaking by Banks or Agents whether written, oral or implicit, other than as expressly set out in this Agreement or in any other Loan Documents delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank or any Agent as to the Loan Documents except as expressly set out in this Agreement or in any other Loan Documents delivered on or after the date hereof,
(iv) neither any Bank nor any Agent owes any fiduciary duty to Parent, Borrower or any other Credit Party with respect to any Loan Documents or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Parent and Borrower, on one hand, and Banks and Agents, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents among Parent, Borrower and any Bank or any Agent, (vii) should an Event of Default or Default occur or exist each Bank and each Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, neither Parent nor Borrower is relying upon any representation or covenant by any Bank or any Agent or any representative thereof, and no such representation or covenant has been made, that any Bank or any Agent will, at the time of an Event of Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) each Bank has relied upon the truthfulness of the acknowledgments in this Section in deciding to execute and deliver this Agreement and to make the Loan.

                  (c) Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Parent, Borrower and Required Banks (and, if the rights or duties of any Agent are affected thereby, by any such Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation,
(ii) forgive any of the principal of or reduce the rate of interest on the Loan or any fees hereunder, (iii) postpone the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (iv) change the percentages of the Total Commitment, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) permit Parent or Borrower to assign any of its rights hereunder, (vi) amend or waive any of the provisions of Article IV or the definitions contained in Section 1.1 applicable thereto,
(vii) amend or waive any of the conditions precedent contained in Section 6.1(a) hereof, or (viii) provide for release or substitution of collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by Section 9.5 hereof. Parent, Borrower, each Agent and each Bank further acknowledge that any decision by any Agent or any Bank to enter into any amendment, waiver or consent pursuant hereto shall be made by such Bank or such Agent in its sole discretion, and in making any such decision each such Agent and each such Bank shall be permitted to give due consideration to any credit or other relationship any such Agent or any such Bank may have with Parent, Borrower, any other Credit Party or any Affiliate of any Credit Party.

         Section 14.3. Expenses; Documentary Taxes; Indemnification. (a) Parent and Borrower jointly and severally agree to pay (i) all out-of-pocket expenses of Administrative Agent, including reasonable fees and disbursements of special counsel for Administrative Agent, in connection with

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the preparation of this Agreement and the other Loan Documents and, if appropriate, the recordation of the Loan Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Bank, including reasonable fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by each Agent and each Bank in connection therewith. Parent and Borrower jointly and severally agree to indemnify each Bank against any Taxes imposed by reason of the execution and delivery of this Agreement or the Notes (other than Taxes in respect of the net income of such Bank).

                  (b) Parent and Borrower jointly and severally agree to indemnify each Indemnified Entity (as defined below), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Entity growing out of, resulting from or in any other way associated with any of the collateral for the Loan, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Credit Party or any liabilities or duties of any Credit Party or of any Indemnified Entity with respect to Hazardous Substances found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED ENTITY;

provided only that no Indemnified Entity shall be entitled under this Section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment, or by its own individual actions with respect to the collateral for the Loan in its possession. As used in this Section, the term "Indemnified Entity" refers to each Bank, each Agent, and each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of any such Person.

         Section 14.4. Right and Sharing of Set-Offs. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), but excluding royalty accounts solely for the benefit of others, at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Agreement or any Note and although such obligations may be unmatured, provided, however, that Banks may exercise this right

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of setoff against accounts expressly set up as royalty payment accounts or escrow accounts only to the extent of the Credit Parties' interest in those royalty payment accounts or escrow accounts. Each Bank agrees promptly to notify such Credit Party after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                  (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment after the occurrence and during the continuance of an Event of Default of a proportion of the aggregate amount of principal and interest due with respect to the Loan and Letter of Credit Exposure which is greater than its Commitment Percentage, the Bank receiving such proportionately greater payment shall purchase such participations in the interests in the Loan and Letter of Credit Exposure held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest and Letter of Credit Exposure shall be shared by Banks ratably in accordance with their respective Commitment Percentages; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Credit Party other than the Obligations. Parent and Borrower agree, to the fullest extent they may effectively do so under applicable Law, that Participants may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Parent and/or Borrower in the amount of such participation.

         Section 14.5. Survival. All of the various representations, warranties, covenants, indemnitees and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Banks and Agents and all of Banks' obligations to Borrower are terminated (provided, that, to the extent expressly provided in any indemnification clause contained herein or in any other Loan Documents, such indemnification obligation shall survive payment in full of the Obligations and termination of the obligations of Banks to Borrower hereunder). All statements and agreements contained in any certificate or other instrument delivered by Parent and/or Borrower to any Bank or any Agent under any Loan Documents shall be deemed representations and warranties by Parent and/or Borrower or agreements and covenants of Parent and/or Borrower under this Agreement. The representations, warranties and covenants made by any Credit Party (as applicable) in the Loan Documents, and the rights, powers and privileges granted to Banks and Agents in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Any Loan Documents shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Banks and Agents of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Documents, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

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         Section 14.6. Limitation on Interest. Each Bank, each Agent, Parent,
Borrower, each other Credit Party and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the Maximum Lawful Rate. None of Parent, Borrower, any other Credit Party nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the Maximum Lawful Rate and the provisions of this Section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Each Bank and each Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If
(a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Lawful Rate, or (c) any Bank or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of the Maximum Lawful Rate, then all such sums determined to constitute interest in excess of the Maximum Lawful Rate shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at any Bank's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Lawful Rate, Agents, Banks, Parent, Borrower, and any other Credit Party (and any other payors or payees thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instrument evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the Maximum Lawful Rate in order to lawfully charge the Maximum Lawful Rate.

         Section 14.7. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         Section 14.8. Waiver of Consumer Credit Laws. Pursuant to Chapter 346 of the Texas Finance Code, as amended, Parent and Borrower agree that such Chapter shall not govern or in any manner apply to the Loan.


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         Section 14.9. Successors and Assigns. (a) Each of the Any Loan
Documents binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. Neither Parent, Borrower nor any other Credit Party may assign or transfer any rights or obligations under any Loan Documents without first obtaining all Banks' consent, and any purported assignment or transfer without all Banks' consent is void. No Bank may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligations except as permitted by clause (b) or (c) below.

                  (b) Any Bank may (subject to the provisions of this Section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligations. The selling Bank remains a "Bank" under the Loan Documents, the Participant does not become a "Bank" under the Loan Documents, and the selling Bank's obligations under the Loan Documents remain unchanged. The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under the Loan Documents. Parent, Borrower and each Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank's rights and obligations under the Loan Documents, and each Bank must retain the sole right and responsibility to enforce due obligations of Parent, Borrower and/or any other Credit Party. Participants have no rights under the Loan Documents except certain voting rights as provided below. Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of Article XIII with respect to all participations in its part of the Obligations outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Bank under Article XIII calculated as though no participations have been made. No Bank may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Documents except to the extent such amendment, modification or waiver would (i) extend the Termination Date, (ii) reduce the interest rate or fees applicable to the Commitments or any portion of the Loan in which such Participant is participating, or postpone the payment of any thereof, or (iii) release all or substantially all of the collateral or guaranties securing any portion of the Total Commitment or the Loan in which such Participant is participating.

                  (c) Each Bank may make assignments to the Federal Reserve Bank. Each Bank may also assign to one or more assignees (each an "Assignee") all or any part of its rights and obligations under the Loan Documents so long as (i) the assignor Bank and Assignee execute and deliver to Administrative Agent and Borrower for their consent and acceptance (which may not be unreasonably withheld and which, in the case of Borrower, will not be required during the existence of an Event of Default) an assignment and assumption agreement in substantially the form of Exhibit F (an "Assignment and Assumption Agreement") and Assignee pays to Administrative Agent a processing fee of $3,500, (ii) Assignee acquires an identical percentage interest in the Commitment of the assignor Bank and an identical percentage of the interests in the outstanding Loan held by such assignor Bank, (iii) the conditions (including, without limitation, minimum amounts of the Total Commitment that may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Assumption Agreement are satisfied, and (iv) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, the portion of the Commitment assigned is at least

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$5,000,000. The "Effective Date" in each Assignment and Assumption Agreement must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five (5) Domestic Business Days after it is executed and delivered by the assignor Bank and Assignee to Administrative Agent and Borrower (if Borrower's acceptance is required) for acceptance. Once that Assignment and Assumption Agreement is accepted by Administrative Agent and Borrower (if Borrower's acceptance is required), then, from and after the Effective Date stated in such Assignment and Assumption Agreement (i) Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Assumption Agreement, has the rights and obligations of a Bank under the Loan Documents, (ii) the assignor Bank, to the extent provided in that Assignment and Assumption Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of the assignor Bank's rights and obligations under the Loan Documents, that Bank ceases to be a party to the Loan Documents, (iii) Borrower shall execute and deliver to the assignor Bank and Assignee the appropriate Notes in accordance with this Agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Bank shall return to Borrower all Notes previously delivered to that Bank under this Agreement, and (v) Schedule 1 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of Assignee and the remaining Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrower and Banks an amended Schedule 1 reflecting those changes.

         Section 14.10. TEXAS LAW. THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN DOCUMENTS (INCLUDING BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

         Section 14.11 Consent to Jurisdiction; Waiver of Immunities. (a) Parent and Borrower hereby irrevocably submit to the jurisdiction of any Texas State or Federal court sitting in the Southern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, and Parent and Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. As an alternative, Parent and Borrower irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its address specified in Section 14.1. Parent and Borrower agree that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


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                  (b) Nothing in this Section shall affect any right of Banks to serve legal process in any other manner permitted by law or affect the right of any Bank to bring any action or proceeding against any Credit Party or their properties in the courts of any other jurisdictions.

                  (c) To the extent that Parent and/or Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

         Section 14.12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

         Section 14.13. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than Book Runner and Sole Lead Arranger and Participants and Assignees permitted pursuant to Section 14.9 and Affiliates of any Bank which hold any part of the Obligations.

         Section 14.14. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENTS, PARENT AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENTS, PARENT AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG BANKS, AGENTS, PARENT AND BORROWER.

         Section 14.15. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF PARENT, BORROWER, EACH AGENT, AND EACH BANK HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF

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LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) ACKNOWLEDGES THAT IT
HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENT OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         Section 14.16 Fees and Expenses. Without limiting the effect of any provision of any Loan Document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrower shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Administrative Agent's inside or independent legal counsel) in connection with (i) the preparation of this Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loan, (iii) resolution of any disputes with Borrower or Guarantors related to the Loan or this Agreement, and (iv) any action in the enforcement of Bank's rights upon the occurrence of an Event of Default. Notwithstanding the above, upon closing of the Loan, Bank of Texas agrees to pay the first $15,000 of its legal fees related to the documentation and closing of this Agreement and the Loan Documents.

         Section 14.17 Notice of Final Agreement. (a) In connection with the Loan, Borrower, Guarantors, and Banks have executed and delivered this Agreement and the Loan Documents (collectively the "Written Loan Agreement").

                  (b) It is the intention of Borrower, Guarantors, and Banks that this paragraph be incorporated by reference into each of the Loan Documents. Borrower, Guarantors, and Banks each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrower, Guarantors, and Banks that are not reflected in the Written Loan Agreement.

                  (c) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers effective as of the day and year first above written.

BORROWER:

CASTLE EXPLORATION COMPANY, INC.,                             Address for Notice:
a Delaware corporation                                        One Radnor Corporate Center, Suite 250
                                                              Radnor, Pennsylvania 19087
                                                              Attention: Mr. Richard E. Staedtler
By:      __________________________                           Fax Number (610) 995-0409
Name: William C. Liedtke, III
Title:   Vice President and General Counsel

PARENT:

CASTLE ENERGY CORPORATION,                                    Address for Notice:
a Delaware corporation                                        One Radnor Corporate Center, Suite 250
                                                              Radnor, Pennsylvania 19087
                                                              Attention: Mr. Richard E. Staedtler
By:      __________________________                           Fax Number (610) 995-0409
Name: William C. Liedtke, III
Title:   Vice President and General Counsel

ADMINISTRATIVE AGENT:

BANK OF TEXAS, NATIONAL ASSOCIATION


By:      __________________________
         Martin W. Wilson,
         Senior Vice President

BANKS:

BANK OF TEXAS, NATIONAL ASSOCIATION


By:      __________________________
         Martin W. Wilson,
         Senior Vice President


                                   SCHEDULE 1

                             FINANCIAL INSTITUTIONS

==============================================================================

      Banks                       Commitment Amount      Commitment Percentage
------------------------------------------------------------------------------
Bank of Texas, N.A.                  $10,000,000                  100%
------------------------------------------------------------------------------
Totals:                              $10,000,000                  100%
==============================================================================



==========================================================================================================================
     Banks                Domestic Lending Office           Eurodollar Lending Office           Address for Notice
--------------------------------------------------------------------------------------------------------------------------
Bank of Texas, N.A.       Bank of Texas, N.A.                Bank of Texas, N.A.                Bank of Texas, N.A.
                          Attention: Martin W. Wilson        Attention: Martin W. Wilson        Attention: Martin W. Wilson
                          909 Fannin, Suite P-350            909 Fannin, Suite P-350            909 Fannin, Suite P-350
                          Houston, Texas  77010              Houston, Texas  77010              Houston, Texas  77010
                          Fax Number (713) 289-5825          Fax Number (713) 289-5825          Fax Number (713) 289-5825
==========================================================================================================================


Administrative Agent - Address:

BANK OF TEXAS, N.A.
Attention:        Martin W. Wilson, Senior Vice President
909 Fannin, Suite P-350
Houston, Texas  77010
Fax Number (713) 289-5825